As filed with the Securities and Exchange Commission on April 6, 2021

Registration No. 333-_______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Midland National Life Insurance Company

(Exact Name of Registrant as Specified in its Charter)

Iowa	6311	46-0164570
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification Number)

8300 Mills Civic Parkway

West Des Moines, Iowa 50266-1071

(877) 586-0240

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copy to:

Brett L. Agnew	Dodie Kent Eversheds Sutherland New York, New York
Midland National Life Insurance Company
8300 Mills Civic Parkway West Des Moines, Iowa
(Name, Address, Including Zip Code, and Telephone Number, Including Area
Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: Continuously on and after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if a smaller reporting company)	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Group Contingent Deferred Annuity Certificates	$1,000,000	N/A	$ (1)	$109.10

(1)	The proposed maximum aggregate offering price is estimated solely for the purposes of determining the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Live Well Registered Index-Linked and Variable Annuity Prospectus

______________, 2021

A Flexible Premium Deferred Registered Index Linked and Variable Annuity

issued by: Midland National Life Insurance Company

through the Midland National Life Separate Account C

This prospectus provides information you should know before purchasing the Live Well Registered Index Linked and Variable Annuity Contract.

The Live Well Registered Index-Linked and Variable Annuity (the “Contract”) is designed to aid in long-term financial planning and provides for accumulation of capital on a tax-deferred basis for retirement or other savings needs.

The Contracts offer two types of investment options: (i) Cycle Investments, that are linked to a specified Index; and (ii) Subaccounts (“Subaccount(s)”), which, in turn, each invest in a mutual fund portfolio (“investment portfolio”).

•	Each Cycle Investment provides a return based on the performance of the Index to which it is linked for specified period of time.

•	Your accumulation value in each Subaccount will increase or decrease based on investment performance of the underlying investment portfolios.

You should also note that Index-linked annuity contracts are complicated investments, and there are risks associated with investing in both the Cycle Investments and the Subaccounts. You may lose money, up to all or a significant amount of your principal investment. You should not buy this Policy if you are not willing to assume these investment risks. See RISK FACTORS later in this prospectus. Before you purchase the Policy, you should carefully read this prospectus and speak with your financial professional about whether the Policy is appropriate for you based on your personal circumstances and financial goals. You should also consult with a tax professional.

If you are a new investor in the Contract, you may cancel your Contract within 10 days of receiving it without paying fees or penalties. In some states, this cancellation period may be longer. Upon cancellation, you will receive either a full refund of the amount you paid with your application. You should review this prospectus or consult with your investment professional, for additional information about the specific cancellation terms that apply.

The Contract described in this Prospectus:

•	Is not a bank deposit;

•	Is not an obligation or guarantee of a bank or credit union;

•	Is not insured or guaranteed by the FDIC, the Federal Reserve Board or a government agency;

•	Is subject to loss of principal.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Additional Information about certain investment products, including variable annuities, has been prepared by the Securities and Exchange Commission’s staff and is available at Investor.gov.

The principal underwriter of the Contract is Sammons Financial Network, LLC. The offering of the Contract is intended to be continuous. This prospectus does not constitute an offering in any jurisdiction in which such offer may not be lawfully made.

The minimum initial premium payment is $25,000.

Prospectus Date: [                ]

DEFINITIONS

For your convenience, below is a glossary of the special terms we use in this prospectus. These terms are generally in bold face type throughout this document.

Accumulation Unit means the units credited to each Subaccount in the Separate Account before the Maturity Date.

Accumulation Value means the sum of the amounts you have in the Subaccounts.

Annuitant means the person whose life is used to determine the amount and duration of any annuity payments involving life contingencies. The Annuitant may not be changed during the Annuitant’s lifetime.

Annuitization means an election of an annuity payment option.

Annuitize means an election to receive regular income payments from your Contract under one of the annuity payment options. An election to annuitize your Contract may be irrevocable. If you elect to annuitize your Contract, you will no longer be able to exercise any liquidity (e.g., withdrawal or surrender) provision that may have previously been available.

Beneficiary means the person or persons to whom the Contract’s Death Benefit will be paid in the event of the death of the Owner.

Buffer Rate means the rate used to determine the Cycle End Date Unit Value Buffer as described in “Cycle Investment Unit Value —On the Cycle End Date ” later in this Prospectus. It represents the maximum loss due to negative Index performance from which the Owner is protected on a Cycle End Date. The Buffer Rate does not apply to withdrawals taken before the Cycle End Date.

Business Day means any day the New York Stock Exchange is open for regular trading. Our Business Day ends when the New York Stock Exchange closes for regular trading generally 3:00 p.m. Central Time.

Cap Rate means the rate used to determine the Cycle Investment’s Unit Value Cap. It represents the maximum potential increase in the Cycle Investment Unit Value for a Cycle Investment on the Cycle End Date.

Cap Rate Threshold means the minimum Cap Rate we will declare for any Cycle Type. Each Cycle Type will have a specific Cap Rate Threshold. A Cycle Investment will not be launched on a scheduled Start Date if the resulting Cycle Cap Rate is lower than its Cap Rate Threshold.

Contract Anniversary means the same date in each Contract year as the Issue Date.

Contract Month means a month that starts on the same date as the Issue Date in each month. For this purpose, if the Issue Date is not a calendar date in every month, then we look forward to the first day of the next calendar month. For example, assume a Contract is issued on January 31st; subsequent Contract months will begin on the first day of each month (March 1, March 31, May 1, May 31, etc.).

Contract Quarter means a three-month period that starts on the same date as the Issue Date in each three-month period. For this purpose, if the Issue Date is not a calendar date in every month, then we look forward to the first day of the next calendar month. For example, assume a Contract is issued on January 31st; Contract quarters will begin on the first day of each quarter (May 1, July 31, and October 31).

Contract Value means the sum of amounts you have invested in the Cycle investments and the Subaccounts, plus any amount allocated to the Holding Account.

Contract Year means a year that starts on the Issue Date or on each Contract anniversary thereafter.

Customer Service Center means where you must send correspondence, service or transaction requests, and inquiries:. Please note: Premium payments must be sent to P.O. Box 10385, Des Moines, IA 50306-0385. The overnight mailing address is Midland National 8300 Mills Civic Parkway, West Des Moines, IA 50266-3833. This should only be used for mail delivered via a courier.

Cycle Business Day means any Business Day on which the Cycle Investment Unit Value for a Cycle Investment is determined.

Cycle End Date means the Cycle Business Day on which a Cycle Investment is scheduled to end.

Cycle Investment means an index-linked investment under the Contract that has a specific Index, Cycle Term, Cycle Start Date, Cycle End Date, Floor Rate or Buffer Rate and Cap Rate.

Cycle Investment Unit means the measurement we use to calculate a Cycle Investment Value. Units may only be purchased on the Cycle Start Date.

Cycle Investment Unit Value means The value of a Unit on a Cycle Investment Business Day. The initial Unit Value on a Cycle Start Date is $10.00.

Cycle Investment Value means the sum of the amounts you have invested in the Cycle Investments measured by Units. The value of a Cycle Investment on any Cycle Business Day is equal to the number of units multiplied by that day’s Cycle Investment Unit Value. We also use this term, in context, to define the amount you have invested in a single Cycle Investment.

Cycle Start Date means the Business Day on which a Cycle Investment is established.

Cycle Structure means the downside protection type associated with a Cycle Investment. We offer two downside protection types: (i) The Floor Rate, and (ii) the Buffer Rate.

Cycle Term means the period between a Cycle Start Date and its Cycle End Date.

Cycle Type means all Cycle Investments having the same Index, Cycle Term, Cycle Structure, and same Floor Rate or Buffer Rate.

Death Benefit means the amount that we will pay to the Beneficiary in the event of the death of the Owner if the Contract is still in force and in the Accumulation phase. The amount of the Death Benefit is equal to the Contract Value.

Fair Value means a value used to determine a Cycle Investment’s Unit Value during the Cycle Term.

Fair Value Calculation Agent means an independent third party with whom the Company contracts to determine the Fair Value of a Cycle Investment during the Cycle Term. We may use different Fair Value Calculation Agents for different Cycle Investments. We will inform the Contract Owner of the Fair Value Calculation Agent for each Cycle Investment.

Floor Rate means the rate used to determine the Cycle End Date Unit Value Floor as described in “Cycle Investment Unit Value —On the Cycle End Date” later in this Prospectus. It represents the maximum potential loss in Cycle Investment Unit Value for a Cycle Investment on the Cycle End Date. The Floor Rate does not apply to withdrawals taken before the Cycle End Date.

Good Order means all of the information necessary to process a transaction, as we determine in our discretion. Transaction requests will generally be processed on the Business Day they are received at the Customer Service Center as long as the request is in Good Order. For more detailed information see “Administrative Procedures.”

Holding Account means an account established to hold the following: (i) Premium payments designated for a new Cycle Investment(s) per the Contract Owner’s instructions; (ii) proceeds from maturing Cycle Investment(s) before they are reinvested into a new Cycle Investment per the Contract Owner’s instructions; and (iii) proceeds from a maturing Cycle Investment for which we have no instructions or for which the Cycle Investment does not launch. Contract Value held in the Holding Account is invested in the Fidelity® Government Money Market Fund. The Fidelity® Government Money Market Fund is not available for investment in a Subaccount Investment Option.

Index means the index to which a Cycle Investment is linked. We currently offer Cycle Investments based on the performance of financial indices. We may offer Cycle Investment based on other financial instruments in the future.

Index Value means the value of an Index as reported to us by the Index provider.

Investment Options means the investments available under the Contract, which are: (i) the Cycle Investments, that are linked to a specified Index; and (ii) the Subaccounts, which are each a division of our registered Separate Account, which, in turn, invests exclusively in one share class of one investment portfolio of a Trust or Fund.

Issue Age means the age of the Owner on the last birthday before the Issue Date.

Issue Date means the date the Contract goes into effect.

Maturity Date means either the date, specified in your Contract, on which income payments will begin, or an earlier date that you specify. The earliest possible Maturity Date is the 1st Contract anniversary at which time you may annuitize your full Contract Value. The maximum Maturity Date is the Contract anniversary immediately following the Annuitant’s 115th birthday.

Non-Registered Separate Account means the separate account under the Contract that holds amounts allocated to the Cycle Investments. The Non-Registered Separate Account in non-unitized and was established under Iowa law and is not registered under the Investment Company Act of 1940.

Owner means the person(s) or entity that is named in the application or on the latest change filed with us who is entitled to exercise all rights and privileges provided in the Contract.

Payee means the person who is entitled to receive annuity payments after Annuitization. On or after the Maturity Date, the Owner will be the Payee. The Beneficiary is the Payee of the proceeds at the death of the Owner, if the date of death is prior to the Maturity Date.

Principal Office means Midland National Life Insurance Company’s principal place of business located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Please note: You must send all correspondence, service or transaction requests, inquiries, and premium payments to our Customer Service Center.

Proof of Death means a certified copy of the death certificate or any other proof satisfactory to us.

Proportional Cap Rate means the proportion of the Cap Rate used to determine the maximum potential increase in a Cycle Investment Unit Value before the Cycle End Date. The Proportional Cap Rate is equal to the Cap Rate multiplied by the number of days lapsed during the Cycle Term divided by the number of days in the Cycle Term. The Proportional Cap Rate does not apply if the Cap Rate is unlimited.

Remaining Premium means the premium payments made less the partial withdrawals taken and less any surrender charges on a dollar for dollar basis.

Registered Separate Account means the Midland National Life Separate Account C, which receives and invests your premiums that are allocated to, and Contract Value that is transferred to, the Subaccounts. Our Registered Separate Account is divided into subaccounts. Separate Account C is registered as an investment company under the Investment Company Act of 1940.

Subaccount means an option or division of our Registered Separate Account which invests exclusively in one share class of one investment portfolio of a Trust or Fund. We may use this term interchangeably with the term “Investment Division.”

Surrender Value means the Contract Value on the date of surrender less any applicable surrender charge and state premium tax. This may also be referred to as cash Surrender Value.

Unit Value Cap means the maximum Cycle Investment Unit Value at any time during the Cycle Term

Valuation Period means the time beginning at the close of regular trading on the New York Stock Exchange (generally 3:00 p.m., Central Time) on one Business Day and ending at the close of regular trading on the New York Stock Exchange on the next Business Day. Midland National reserves the right to revise the definition of Valuation Period as needed in accordance with applicable federal securities laws and regulations.

Written Notice or Written Request means a notice or request submitted in a written form satisfactory to us, that is signed by the Owner and received by us at our Customer Service Center in Good Order at P.O. Box 10385, Des Moines, IA 50306-0385 or via fax (866) 511-7038. The overnight mailing address is Midland National Customer Service Center, 8300 Mills Civic Parkway, West Des Moines, IA 50266-3833.

IMPORTANT INFORMATION YOU SHOULD CONSIDER ABOUT THE CONTRACT

	FEES AND EXPENSES	LOCATION IN PROSPECTUS

Charge for Early Withdrawal

If you withdraw money from your Contract within 6 years following your last Purchase payment, you may be assessed a Surrender Charge of up to 8% of the Remaining Premium Payments being partially or fully withdrawn.

For example, if you make an early withdrawal, you could pay a withdrawal charge of up to $8,000 on a $100,000 investment.

Charges and Fees – Surrender Charge
Transaction Charges	We reserve the right to impose a Transfer Fee of $15.00 per transfer on transfers among Subaccounts and between Subaccounts and Cycle Investments in excess 12 per Contract Year. We are not currently charging this fee.	Expenses – Transfer Fee

Ongoing Fees and Expenses (annual charges)	The table below describes the fees and expenses that you may pay each year, if you allocate Premiums and/or your Contract Value to the Subaccounts. Please refer to your Contract specifications page for information about the specific fees you will pay each year based on the options you elected.

Ongoing Fees and Expenses (annual charges)	Annual Fee	Minimum	Maximum	Expenses
	Base Contract Expenses[1]	1.35%
	Investment Portfolios[2] (Portfolio Company fees and expenses)	_gross___0.72%	gross____1.63%

[1] As a percentage of the Accumulation Value. These fees are not applied against the Cycle Investment Value or the Holding Account.

2 As a percentage of Investment Portfolio assets. These fees are not applied against the Cycle Investment Value or the Holding Account.

Because your Contract is customizable, the choices you make affect how much you will pay. To help you understand the cost of owning your Contract, the following table shows the lowest and highest cost you could pay each year, based on current charges. This estimate assumes that you do not take withdrawals from the Contract, which could add surrender charges that substantially increase costs.

Lowest Annual Cost: $ 1,832	Highest Annual Cost: $ 2,527

Assumes:

•  Investment of $100,000 (to the Subaccounts only)

•  5% annual appreciation

•  Least expensive investment portfolio fees and expenses

•  No Surrender Charges

•  No additional Premium Payments, transfers, or withdrawals

Assumes:

•  Investment of $100,000 (to the Subaccounts only)

•  5% annual appreciation

•  Most expensive investment portfolio fees and expenses

•  No Surrender Charges

•  No additional Premium Payments, transfers, or withdrawals

RISKS		LOCATION IN PROSPECTUS
Risk of Loss	You can lose money by investing in this Contract, including loss of principal.	Principal Risks

Not a Short-Term Investment

This Contract is not designed for short-term investing and is not appropriate for an investor who needs ready access to cash.

A Surrender Charge applies for up to six years following your last Premium Payment. The charge will reduce the value of your Contract if you withdraw money during that time. The benefits of tax deferral also means the Contract is more beneficial to investors with a long time horizon.

The risk of loss is greater if you withdraw Contract Value before the end of the Cycle Term, The Fair Value of a unit in a Cycle Investment before the Cycle End Date estimates the market value of the risk of loss and the possibility of gain if the Cycle Investment is held until the Cycle End Date. Consequently, the Cycle Investment Unit Value may be lower than the unit value on the Start Date even when the index performance is positive due to the possibility that the index performance could decrease before the Cycle End Date. Changes in in the volatility of the index price or interest rates also may reduce the Fair Value of the Cycle Investment Unit. Furthermore, such withdrawals will not receive the downside protection of the Floor or Buffer Rate.

Principal Risks

Risks Associated with Investment Options

•  An investment in this Contract is subject to the risk of poor investment performance of the Cycle Investments and the investment portfolios that you select.

•  Each Cycle Investments and Subaccount has its own unique risks.

•  You should review this prospectus as well as the prospectuses for available investment portfolios before making an investment decision.

Principal Risks

Insurance Company Risks	Any obligations, guarantees, and benefits of the Contract are subject to our claims-paying ability. If Midland National experiences financial distress, it may not be able to meet its obligations to you. More information about Midland National, including its financial strength ratings, is available upon request. You may make such request by calling 1-866-747-3421 or visiting www.SRSLiveWell.com.	Principal Risks

RESTRICTIONS		LOCATION IN PROSPECTUS

Investments

•  We reserve the right not to offer any Cycles Investments and to reject or limit the amount that may be invested in a Cycle Investment.

•  You are not permitted to transfer Contract Value into a Cycle Investment on any day other than a Cycle Start Date.

•  Currently, we allow unlimited transfers without charge among Subaccounts and between the Subaccounts and Cycle Investments during the Accumulation Phase. However, we reserve the right to impose a charge for transfers in excess of 12 per year.

•  We reserve the right to limit the number of Subaccounts and/or Cycle Investments in which you may invest at any one time.

•  We reserve the right to limit transfers among Subaccount in circumstances of frequent or large transfers.

•  We reserve the right to remove or substitute the Subaccounts and/or Cycle Investments currently available.

The Cycle Investments; Subaccounts

TAXES		LOCATION IN PROSPECTUS
Tax Implications

•  You should consult with a tax professional to determine the tax implications of an investment in and payments received under the Contract.

•  If you purchase the Contract through a qualified retirement plan or individual retirement account (IRA), you do not receive any additional tax benefit.

•  Earnings on your Contract are taxed at ordinary income tax rates when you withdraw them, and you may have to pay a penalty if you take a withdrawal before age 59 1⁄2.

Federal Tax Status

CONFLICTS OF INTEREST		LOCATION IN PROSPECTUS
Investment Professional Compensation	Your registered representative may receive compensation for selling this Contract to you in the form of commissions. Cash compensation includes bonuses and allowances based on factors such as sales, productivity and persistency. Non-cash compensation includes various recognition items such as prizes and awards as well as attendance at, and payment of the costs associated with attendance at, conferences, seminars and recognition trips, and also includes contributions to certain individual plans such as pension and medical plans. Sales of the Contract may help these registered representatives and their supervisors qualify for such benefits. This compensation may influence your registered representative to recommend this Contract over another investment.	Other Information – Distribution

Exchanges	Some investment professionals may have a financial incentive to offer you the Contract in place of the one you own. You should only exchange your current Contract if you determine, after comparing the features, fees, and risks of your current Contract with the Contract, that it is better for you to purchase the Contract rather than continue to own your existing Contract.

OVERVIEW OF THE MIDLAND LIVE WELL REGISTERED INDEX-LINKED AND VARIABLE ANNUITY

Q: What is the Contract, and what is it designed to do?

A: The Midland Live Well Registered Index-Linked and Variable Annuity is designed to enable you to accumulate assets through Cycle Investments and Subaccounts of the Separate Account. The Cycle Investments provide returns linked to the performance of a specified Index. Each Subaccount invests in one share class of an investment portfolio of a Trust or Fund.

The Contract can supplement your retirement income by providing a stream of income during the Income Phase. Before you begin income payments, the Contract also provides a Death Benefit for your designated beneficiaries, which is equal to the Contract Value.

The Contract may be appropriate if you have a long term investment horizon. It is not intended for people who need to take early or frequent withdrawals or who intend to engage in frequent trading among the Subaccounts. Because of the withdrawal charge (which is in effect for many years), and the possibility of income tax and tax penalties on early withdrawals, the Contract should not be viewed as an investment vehicle offering low cost liquidity. In addition, any withdrawals from a Cycle Investment before its Cycle End Date will potentially reduce the positive performance that would have otherwise applied on the Cycle End Date, and will not be subject to any downside protection. For these reasons, your financial goal in acquiring the Contract should focus on a long-term insurance product, offering the prospect of investment growth.

Q: How do I accumulate assets in the Contract and receive income from the Contract?

A: The Contract has two phases: the Accumulation Phase and the Income Phase.

1.	Accumulation Phase

During the Accumulation Phase, subject to certain restrictions, you may apply Premium Payments to the Contract and allocate the Premium Payments:

•

Among available Cycle Investments each which provides a return linked to the performance of a specified Index over a specified Cycle Term. We provide a summary investing in the Cycle Investments immediately following this section in “Summary – Common Questions Related to the Cycle Investments.”

•	Among available Subaccounts, each of which invests an investment portfolio which has its own investment strategy, investment adviser, expense ratio and returns.

See More Information about Cycle Investments for additional information about available Cycle Investments. A list of the portfolios offered through the Subaccount Investment Options appears at the back of this Prospectus in APPENDIX A – INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT ..

2.	Income Phase

During the Income Phase, you may receive annuity payments under the Contract by applying your Contract Value to an annuity payment option. Depending on the income payment option you select, payments may continue for the life of one or two annuitants or for a specified period between five and twenty years.

When you elect to annuitize the Contract, your Contract Value will be converted into income payments and you may no longer be able to make withdrawals from the Contract. At this time, the Accumulation Phase will end, and the Death Benefit will terminate.

Q: What are the primary features and options of the Contract?

A.

Contract Types. The Contract is available for purchase as a Non-Qualified Contract for accounts that do not qualify for special federal tax advantages under the Internal Revenue Code and as a Qualified Contract for retirement accounts that qualify for such tax advantages. The Contract does not offer any additional tax benefits when purchased in a retirement account.

B.	Available Investments. You may allocate your Contract Value to one or more Cycle Investments and/or to one or more Subaccounts.

C.

Accessing your money. You may make a full or partial withdrawal of your Contract Value at any time before the Maturity Date by submitting a written request to our Customer Service Center. You may also submit requests for partial withdrawals by telephone with prior authorization.

D.

Tax treatment. You may transfer your Contract Value among Investment Options without tax implications. Returns credited to your Contract are generally tax-deferred and are taxed only when (1) you make a partial or full withdrawal; (2) you receive an Annuity Payment under the Contract; or (3) upon payment of the Death Benefit.

E.	Death Benefit. Your Contract includes a Death Benefit payable to your designated beneficiaries equal to the Contract Value on the date of death.

F.	Additional Features and Services. We make certain optional services available under the Contract at no additional charge:

•

The Dollar Cost Averaging Program allows you to systematically transfer a set amount from a Subaccount to any other Subaccount on a regular schedule. This program does not permit Contract Value to be transferred to or from any Cycle Investments.

•

The Automatic Rebalancing Program automatically rebalances your Accumulation Value among your selected Subaccounts in order to restore your allocation to the original level. Contract Value allocated to the Cycle Investments cannot participate.

•	Systematic Withdrawals enable you to automatically withdraw a portion of your Contract Value at a frequency you select.

SUMMARY QUESTIONS RELATED TO THE CYCLE INVESTMENTS

Q: What are Cycle Investments?

A Cycle Investment provides the opportunity to tie your investment to the performance of an Index. Each time you allocate a Premium payment and/or Contract Value to a Cycle Investment, you must make the following investment decisions:

•	What Index do I want my investment return to be based on?

•	How long do I want to tie investment to that Index’s performance?

•	How much and what type of downside investment protection do I want?

•	Is the level of upside investment exposure that is available with my chosen Index, investment timeframe and downside protection sufficient in terms of my financial needs and goals?

Q: What are the elements of a Cycle Investment?

The component parts of a Cycle Investment are as follows:

•	The Index to which your investment linked.

•	The period between the Cycle Start Date and the Cycle End Date, or the Cycle Term;

•

The type of downside protection (“Cycle Structure”), which are either: (i) the minimum rate of return at the end of the Cycle Term, or the Floor Rate, or (ii) the maximum amount of negative Index performance at the end of the Cycle Term from which the Company will protect you, or the Buffer Rate.

•	The maximum rate of return at the end of the Cycle Term, or Cap Rate.

Q: What Indexes are currently available?

•	S&P 500®Index, which is a market-capitalization-weighted index of the 500 largest U.S. publicly-traded companies; and

Q: What Cycle Investments are currently available?

Index	Cycle Term	Cycle Structure	Cycle Floor/Buffer Rate	Cap Rate Threshold
S&P500	1	Floor	-10%	2.5%
S&P500	1	Buffer	-10%	5%
S&P500	3	Floor	-10%	2.5%
S&P500	3	Buffer	-10%	5%
S&P500	6	Floor	-10%	5%
S&P500	6	Buffer	-20%	10%
S&P500	6	Buffer	-30%	7.5%

Q: What is the Floor Rate?

The Floor Rate is a type of downside protection available under the Contract. It is the maximum loss due to negative Index performance that the Contract Owner will absorb over the Cycle Term. You will be protected by loss attributable to negative Index performance in excess of the Floor Rate on the Cycle End Date. Any percentage decline in an Index’s performance reduces the Contract Owner’s Cycle Maturity Value up to a maximum loss of the Floor Rate. For example see Appendix C – Cycle Investment Unit Value Examples – Floor Protection – on the Cycle End Date

The Floor Rate only applies on the Cycle End Date. This means prior to the Cycle End Date, Midland will not protect you from any losses. See for examples for how this feature works.

Q: What is the Buffer Rate?

The Buffer Rate is a type of downside protection available under the Contract. It is the amount of the Index’s negative performance from which Midland will protect you on the Cycle End Date. You will be subject to any negative Index performance in excess of the Buffer Rate on the Cycle End Date. For example see Appendix C – Cycle Investment Unit Value Examples – Buffer Protection – on the Cycle End Date

The Buffer Rate only applies on the Cycle End Date . This means prior to the Cycle End Date, Midland will not protect you from any losses. See for examples of how this feature works.

Q: What is the value of my Cycle Investment during the Cycle Term?

The value of your Cycle Investment is measured in Units. The Cycle Investment Unit Value will fluctuate based upon withdrawals, as well as the Fair Value of the Cycle Investment determined by a third-party Fair Value Calculation Agent as described in “Valuation of a Cycle Investment” later in this prospectus. In determining the Fair Value of a Unit during a Cycle Term, the Fair Value Calculation Agent will take into account a variety of factors, including the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, and time remaining to the Cycle End Date. This means that your Cycle Investment Value on any Business Day could be could be less than your initial investment.

During the Cycle Term, the Cycle Investment Unit Value estimates the market value of the risk of loss and possibility of gain if the Cycle Investment is held to the Cycle End Date. Before the Cycle End Date, the value of the Cycle Investment Unit may be lower than the value on the Start Date even when the Index performance is positive due to the possibility that the Index performance could decrease before the Cycle End Date. Changes in the volatility of the Index price and interest rates also may reduce the Cycle Investment Unit Value before the Cycle End Date.

The Proportional Cap Rate reduces the Cap Rate based on the time lapsed during the Cycle Term relative to the Cycle Term. As a result, for withdrawals and/or transfers made during the Cycle Term, the Cycle Investment Unit Value may reflect a lesser increase due to any positive performance of the Index than the Cycle Investment Unit Value would have on the Cycle End Date.

There is no Floor Rate or Buffer Rate on a withdrawal or transfer taken before the Cycle End Date. As a result, for withdrawals or transfers made during the Cycle Term, the Cycle Investment Unit Value will always reflect a decrease due to any negative performance of the Index.

This means that before the Cycle End Date, any positive performance is always potentially limited by the Proportional Cap Rate, and you have no downside protection. Q: How is my return calculated on the Cycle End Date?

The Cycle Maturity Value is the final Cycle Investment Unit Value for a Cycle on the Cycle End Date. The Cycle Maturity Value is calculated based on the Index’s performance over the Cycle Term subject to the Cap Rate, or subject to the Floor Rate (for Floor Cycle Structure) or the Cycle Buffer Rate (for Buffer Cycle Structure).

FEE TABLE

The following tables list the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

•	Transaction Expenses

The first set of tables list the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, or transfer Contract Value among Subaccounts and/or between Subaccounts and Cycle Investments. State premium taxes may also be deducted.

Contract Owner Transaction Expenses	Charge
Sales Load Imposed on Premiums	None
Surrender Charge (as a percentage of premiums withdrawn)	8.0%
State Premium Tax[1]	0% to 3.5%
Transfer Fee[2]	$15

[1]	State premium tax is based on current resident state and varies by state. If applicable in your state, it is generally payable upon full surrender, death, or the Income Payment Start Date.
[2]

Currently the charge is $0, but we reserve the right to charge $15 per transfer for transfers in excess of 12 per Contract year. If applied, the Transfer Fee would apply both to transfers among Subaccounts and between Subaccounts and Cycle Investments..

•	Periodic Charges Other Than Investment Portfolio Expenses

The next tables list the fees and expenses that you may pay periodically during the time that you own the Contract, not including Investment Portfolio company fees and expenses.

Annual Contract Expenses
Base Contract Expenses (as a percentage of average Accumulation Value)[1]	1.35%

[1]

This charge is a percentage of the Accumulation Value in each Subaccount. It does not apply to Contract Value allocated to the Cycle Investments or to the Holding Account. This annual charge is deducted daily. Once we issue your Contract, current rates for periodic charges are guaranteed for the life of the Contract. We call this charge the Separate Account Annual Expense charge in your Contract and later in this prospectus.

For information concerning compensation paid for the sale of Contracts, see “Distribution of the Contracts” on page Error! Bookmark not defined..

•	Annual Portfolio Company Expenses[1]

The next item shows the minimum and maximum t total operating expenses charged by the investment portfolios that you may pay periodically during the time you own the Contract. A complete list of Investment Portfolios available under the Contract, including their annual expenses, may be found at the back of this Prospectus. These charges do not apply to Contract Value allocated to the Cycle Investments.

	Lowest		Highest
Total Annual Portfolio Expenses (expenses that are deducted from portfolios assets, including management fees, distribution, and/or service (12b-1) fees and other expenses)
Range of total annual operating expenses before waivers and expense reimbursements[2]	[0.72	]%	[1.63	]%
Range of total annual operating expenses after waivers and expense reimbursements	[0.64	]%	[1.63	]%

[1]

The investment portfolio expenses used to prepare this table were provided to us by the fund company(ies). We have not independently verified such information of unaffiliated investment portfolio options. The expenses are those incurred as of the fiscal year ending December 31, [2020]. Current or future expenses may be higher or lower than those shown.

[2]

Certain investment portfolios and their investment advisers have entered into temporary expense reimbursement and/or fee waiver arrangements that will continue at least until April 30, 2022. These arrangements can be terminated at any time with respect to these Investment Portfolios only with the approval of the Investment Portfolio’s board of directors or trustees.

Expense Examples

This Example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity Contracts. These costs include Transaction expenses, Annual Contract Expenses, and Annual Investment Portfolio Company expenses.

The Examples assume that you invest $100,000 in the Subaccounts for the time periods indicated. The Examples also assume that your investment has a 5% return each year. The Example assumes you do not allocate any Contract Value to the Cycle Investments. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:

(1)	If you surrender your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$9,301	$11,888	$14,736	$24,001

(2)	If you annuitize your Contract at the end of the applicable time period:

1 Year	3 Years	5 Years	10 Years
$2,101	$6,488	$11,136	$24,001

(3)	If you do NOT surrender your Contract:

1 Year	3 Years	5 Years	10 Years
$2,101	$6,488	$11,136	$24,001

PRINCIPAL RISKS OF INVESTING IN THE CONTRACT

General Risk of Loss

Investments in the Contract are subject to the risk of loss of principal due the negative performance of the Index to which a Cycle is linked or of the investment portfolio in which a Subaccount invests.

General Liquidity Risk

The Contract is designed to help meet long-term financial goals. It is not suitable as a vehicle for short-term savings. If you are not a long-term investor, this Policy may not be appropriate for you. Each Premium Payment is subject to a six year Surrender Charge, which may reduce your Surrender Value below the amount of Premium payments you made.

RISKS OF INVESTING IN THE CYCLE INVESTMENTS

•	Risk of Loss

Investments in Cycle Investments will fluctuate in value based on the performance of the Index. Such losses may be substantial depending on the performance of the Index and the Cycle Investment Option to which you allocate Contract Value. You will bear the portion of the loss that exceeds the Buffer Rate or the loss up to the amount of the Floor Rate, as applicable.

•	Liquidity Risk

The risk of loss is greater if you take a withdrawal from a Cycle Investment before the Cycle End Date. The amount of Cycle Investment Value available for withdrawal on any Business Day is based on the daily Fair Value of the Cycle, which estimates the market value of the risk of loss and possibility of gain if the Cycle Investment is held to the Cycle End Date. The Fair Value determination takes into account a variety of factors, including the change in Index Value from the Start Date, volatility of the Index, interest rate changes, and time remaining to the Cycle End Date. Before the Cycle End Date, the Cycle Investment Value may be lower than the amount allocated to the Cycle Investment on the Start Date even when the index performance is positive due to the possibility that the index performance could decrease before the Cycle End Date. Changes in the Index volatility and interest rates also may reduce the Cycle Investment Unit Value. Furthermore

Withdrawals taken before the Cycle End Date will reduce your Cycle Investment Value, which will reduce your gains on the Cycle End Date and will reduce your Cycle Investment Value (and the amount available for withdrawals) for the remainder of the Cycle Term.

Prior to the Cycle End Date, the amount available for withdrawal will also take into account the Proportional Cap Rate, which reduces the Cap Rate based on the time remaining until the Cycle End Date relative to the Cycle Term.

In addition, when you take a withdrawal prior to the Cycle End Date, the Floor Rate or Buffer Rate will not apply. This means that the valuation of your withdrawal does not receive any down-side protection of the Floor or Buffer rate.

•	Changes to the Cycle Investments

Availability of the Cycle Investments are solely at our discretion, and we can change or remove them without Contract Owner consent. You bear the risk that a Cycle Investment type that you initially invest will not continue to be available in the future.

•	Availability of Cycles, Floor Rates, and Cap Rates

We reserve the right not to offer any Cycle Investments, and to reject or limit the amount that can be invested in a Cycle Investment. We set Floor Rates and Cap Rates at our discretion based on a variety of factors. These rates may change from Cycle Term to Cycle Term and may be less than your initial rates. Contract Owners bear the risk that the rates we set will be lower than they find acceptable.

•	Limited Participation in Positive Performance

Any increase in the value of the Contract Owner’s Cycle Investment for any Cycle is limited by the Cycle’s Cap Rate, which could cause the Contract Owner’s Cycle Investment on any Cycle Business Day to be lower than they would otherwise be if the Contract Owner invested, for example, in a mutual fund or exchange-traded fund. The Cap Rates benefit us because they limit the amount of increase in the Cycle Investment that we may be obligated to pay. We set the Cap Rates at our discretion. Prior to the Cycle End Date, the amount available for withdrawal will take into account the Proportional Cap Rate, which reduces the Cap Rate based on the time remaining until the Cycle End Date relative to the Cycle Term. Generally, Cycle Investments that provide greater protection against negative Index performance have lower Cap Rates than Cycle Investments with the same Index and Cycle Term that provide less protection.

•	Cap Rate Not Set Until Start Date

The Cap Rate for a Cycle Investment is established at the Cycle Start Date. The Cap Rate for a new Cycle Term may be higher, lower, or equal to the Cap Rate for the prior Cycle Term.

To mitigate the risk that the Cap Rate for a new Cycle Term is lower than you would find acceptable, we have established a minimum Cap Rate for each available Cycle Investment, which is the Cap Rate Threshold disclosed in this prospectus, If we cannot offer the Cycle Investment with a Cap Rate that is equal to or above the applicable Cap Rate Threshold , the Cycle Investment will not launch on the Cycle Start Date for the new Cycle Term. Contract Value that you allocate to a Cycle Investment that does not launch will be return to the Subaccount(s) from which it was transferred to the Holding Account.

The Cap Rate applies from the Cycle Term Start Date to the Cycle Term Cycle End Date. It is not an annual limit.

•	Cycle Investment Unit Value Based Upon Fair Value During Cycle Term

On each Cycle Business Day, other than the Start Date and Cycle End Date, we determine the Unit Value for an Cycle Investment by reference to a Fair Value. The Fair Value of a Cycle Investment reflects the current value of financial instruments would provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Cap Rate and the Floor Rate or the Buffer Rate, as applicable. We contract with Fair Value Calculation Agents to determine the Fair Value of a Cycle based on a variety of factors such as the change in the Index Value from the Start Date, implied volatility of the Index, interest rate changes, and the time remaining to the Cycle End Date. The Fair Value is determined using a formula which is determined based on the economic value of a hypothetical investments at the time of the valuation designed to match Cycle Investment value at the Cycle End Date. This means the Fair Value of a Cycle Investment before the Cycle End Date could be different than the performance of the reference Index during the calculation period.

Midland National may publish on a website or otherwise make available Cycle Investment Unit Values prior to the Cycle End Date. For more information and to see how Fair Value and Unit Value are calculated, see “Appendix – Cycle Investment Unit Value Examples.”

•	Risk Associated with Indices

The value of the Contract Owner’s Cycle Investment is dependent on the performance of the reference Index. The performance of an Index is based on changes in the values of the securities or other investments that comprise or define the Index. The securities comprising or defining the Indices are subject to a variety of investment risks, many of which are complicated and interrelated. These risks may affect capital markets generally, specific market segments, or specific issuers. The performance of the Indices may fluctuate, sometimes rapidly and unpredictably. Negative Index performance may cause the Contract Owner to lose money. The historical performance of an Index does not guarantee future results. It is impossible to predict whether an Index will perform positively or negatively over the course of a Cycle Term.

While it is not possible to invest directly in an Index, if the Contract Owner chooses to allocate amounts to a Cycle Investment, the Contract Owner is indirectly exposed to the investment risks associated with the referenced Index. Because each Index is comprised or defined by a collection of equity securities, each Index is largely exposed to market risk and issuer risk. Market risk is the risk that market fluctuations may cause the value of a security to fluctuate, sometimes rapidly and unpredictably. Issuer risk is the risk that the value of an issuer’s securities may decline for reasons directly related to the issuer, as opposed to the market generally. Over time, we may also change the Indices to which the Cycle Investments are linked. Below is a summary of important investment risks to which each Index is exposed. For more information, see “Indices” on page __.

•

S&P 500® Index. The S&P 500® Index is comprised of equity securities issued by large-capitalization U.S. companies. In general, large-capitalization companies may be unable to respond quickly to new competitive challenges, and may not be able to attain the high growth rate of successful smaller companies.

Index performance does not reflect dividends or distributions paid on the securities comprising the Index. The calculation of the Index performance for a Cycle Investment, therefore, will not reflect the full investment performance of the underlying securities.

•	No Rights in the Securities Underlying the Index

A Cycle Investment does not involve investing in the associated Index nor in any securities included in that Index. As a result, Contract Owners will not have voting rights, rights to receive cash dividends or other distributions or other rights that holders of securities comprising the indexes would have. We calculate the increase in value of Cycle Investment without taking into account any such distributions or dividends paid.

•	Substitution of an Index

There is no guarantee that an Index will remain available through the end of a Cycle Term. In the event an Index is discontinued or undergoes a substantial change, we may substitute an alternative Index prior to the Cycle End Date or terminate a Cycle Investment, as described further in “Discontinuation of or Substantial Change to an Index” on page __. If we substitute an Index, there is the risk that the performance of the new Index will differ from that of the original Index, and possibly be less favorable. If we terminate a Cycle Investment, the Cycle End Date will be the last Cycle Business Day prior to the date the Index is discontinued or changed, and we will use the Index Value on that date to compute the Cycle End Date Unit Value and each Cycle Investment. There is the risk that the performance of such shortened Cycle Term may not be as favorable. Contract Owners may not transfer from the affected Cycle Investment into another Cycle Investment that has already commenced. Withdrawals from a Cycle Investment prior to its Cycle End Date will result in the application of the Proportional Cap Rate, which will lower the rate of return.

RISKS OF INVESTING IN THE SUBACCOUNTS

•	Risk of Loss

You bear the risk of any decline in the Accumulation Value of your Subaccounts resulting from the performance of the Investment Portfolios you have chosen. The Accumulation Value could decline very significantly, and there is a risk of loss of the entire amount invested. This risk varies with each Investment Portfolio. The investment risks are described in the prospectuses for the Investment Portfolios.

OTHER GENERAL RISKS OF INVESTING IN THE CONTRACT

•	Financial Strength of Midland National

Midland National is solely responsible for all guarantees provided under the Contract, including without limitation values calculated for the Cycle Investments, the Death Benefit and any annuity payments. Our general account assets, which support these guarantees and payments are subject to the claims of our creditors. As such, the guarantees and payments are subject to our financial strength and claims paying ability and, therefore, to the risk that we may default on the guarantees and payments. For information on our financial condition, please review our financial statements included in this prospectus. Additional information about our business and operations is set forth in “Information about Midland National”, which begins on page ___ of this prospectus.

•	Adverse Tax Consequences

Certain transactions (including, but not limited to, withdrawals and surrenders) may lead to a taxable event. If you purchase the Contract through a tax advantaged retirement account, distributions received before you attain age 59 1⁄2 may be includible in income and subject to a 10% penalty tax. In addition, existing tax laws that benefit this policy may change at any time.

•	Purchase Payment Risk

Your ability to make subsequent Purchase Payments is subject to restrictions. We reserve the right to refuse any Purchase Payment, to further limit your ability to make subsequent Purchase Payments with advance notice, and require our prior approval before accepting Purchase Payments. There is no guarantee that you will always be permitted to make Purchase Payments. If we refuse and/or limit your Premium payments, your ability to increase your Contract Value will affect the amounts that may be applied to an annuity payout option or toward any Death Benefit paid.

•	Minimum Contract Value Risk.

The minimum amount that can be left in the entire Contract after a withdrawal is $1,000.00. The entire contract will be closed and the balance will be distributed to the contract owner if a withdrawal causes the Contract Value to drop below $1,000.00.

•	Cybersecurity

We rely heavily on interconnected computer systems and digital data to conduct our insurance business activities. Because our insurance business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is potentially vulnerable to disruptions from utility outages and other problems, and susceptible to operational and information security risks resulting from information systems failure (hardware and software malfunctions) and cyber-attacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, and unauthorized release of confidential customer information. For instance, cyber-attacks may: interfere with our processing of Contract transactions, including the processing of orders from our website; cause the release and possible destruction of confidential customer or business information; impede order processing; subject us and/or our service providers and intermediaries to regulatory fines and financial losses; and/or cause reputational damage.

Cybersecurity risks may also affect the Indices and the investment portfolios in which the Subaccounts invest. Breaches in cybersecurity may cause the performance of an Index or portfolio to be calculated incorrectly, which could affect the calculation of values under the Contract. We are not responsible for the calculation of any Index or the performance of any portfolio, Breaches in cybersecurity may also negatively affect the value of the securities or other investments that comprise or define an Index or in which a portfolio invests.

•	Catastrophic Events

Catastrophic events such as terrorist attacks, floods, severe storms or hurricanes, computer cyber-terrorism, or a pandemic disease like the novel coronavirus known as COVID-19, could have a material and adverse effect on our business in several respects by:

•	causing long-term interruptions in our service and the services provided by our significant vendors;

•	creating economic uncertainty, and reducing or halting economic activity;

•	disrupting the financial markets and adversely affecting the value, volatility, and liquidity of securities and other instruments;

•	increasing mortality or mortality risks that could adversely affect our claims experience, the actuarial assumptions that underlie our insurance products, and the costs of reinsurance.

The extent to which these types of catastrophic events, including the recent COVID-19 pandemic, may impact our business, results of operations, financial condition, liquidity, or prospects will depend on future developments that are highly uncertain and cannot be predicted.

THE LIVE WELL REGISTERED INDEX-LINKED AND VARIABLE ANNUITY CONTRACT

The Live Well Registered Index-Linked and Variable Annuity Contract is a flexible premium deferred registered index and variable annuity that is designed to aid in long-term financial planning for retirement or other savings needs. It is available for purchase in the Non-Qualified market, as well as through Traditional IRAs, Roth IRAs and SEP IRAs.

The prospectus and the Statement of Additional Information (SAI) describe all material terms and features of the Contract. Certain non-material provisions of your Contract may be different than the general description in this prospectus and the SAI because of legal requirements in your state in which you purchased the Contract. Any such variation will be included in your Contract. All material state variations are described in this prospectus. You may also contact your registered representative or our Customer Service Center for additional information about Contract variations applicable to your state. A summary of such material state specific variations is included in APPENDIX [C]– STATE VARIATIONS at the back of this prospectus.

PURCHASING THE CONTRACT

Any person wishing to purchase a Contract must submit an application form and an initial premium payment of at least $25,000. The sale must take place through a representative who is licensed, registered and authorized to sell the Contract. The maximum Issue Age for the Contract is 85years.

If your application is complete and in Good Order (see “Administrative Procedures”), we will accept or reject it within two Business Days of receipt. If the application is incomplete, we will attempt to complete it within five Business Days. If it is not complete at the end of this period (or cannot be accepted for some other reason), then we will inform you of the reason for the delay and the premium payment will be returned unless you let us keep the premium until the application is complete. Your initial premium is held in a non-interest bearing suspense account (which is part of our general account, which is subject to claims of our general creditors) until your Contract is issued or your premium is refunded.

You may allocate your Premium payments among the Subaccounts and/or Cycle Investments available in the Contract. [You must provide Separate Account allocation instructions even if you allocate 100% of your Premium payment to the Cycle Investments.]

We will allocate your initial premium payment according to your instructions when we receive it or accept your application (whichever is later) at our Customer Service Center before the New York Stock Exchange closes for regular trading (usually, 3:00 p.m. Central Time). If we receive your initial premium payment or accept your application (whichever is later) after the close of regular trading on the New York Stock Exchange, we will credit Accumulation Units at the unit value determined at the close of the next Valuation Period.

All Premium payments that you allocate to any Cycle Investment may initially be allocated to the Separate Account Investments, where it will reside until your selected Cycle Start Date. 1 Business Day prior to the Cycle Start Date, allocations to Cycle Investments will move into the the Holding Account, which is invested in the Money Market portfolio. The allocations will move from the Holding Account into the corresponding Cycles, if they launch, on the Cycle Start Date. If a Cycle or Cycles do not launch, the corresponding allocations in the Holding Account will be returned to the Separate Account or Separate Accounts from which it came.. Cycles begin on the third Thursday of each month. If the third Thursday of the month is a non-Business day, the Cycles will launch on the next Business Day.

There may be delays in our receipt of applications that are outside of our control because of the failure of the selling registered representative to forward the application to us promptly, or because of delays in their broker dealer determining that the Contract is suitable for you. Any such delays will affect when your Contract can be issued and when your premium payment is allocated among the Subaccounts.

Right to Cancel

You may cancel your Contract within the ten (10) day Right to Cancel period. We deem the Right to Cancel period to expire 10 days after you have received your Contract. Some states and situations may require a longer Right to Cancel period. To cancel your Contract, you need to return your Contract and any other documentation that we may require, in Good Order, to the registered representative who sold it to you or to our Customer Service Center. If you cancel your Contract, then we will return:

•	The Contract Value (which may be more or less than the premium payments you paid), or

•	If greater and required by your state, your premiums minus any partial withdrawals.

Tax-free “Section 1035 Exchanges

You can generally exchange one non-qualified annuity Contract for another in a “tax-free exchange” under Section 1035 of the Internal Revenue Code. Before making an exchange, you should compare both annuities carefully. Remember that if you exchange another annuity for the one described in this prospectus, you might have to pay a surrender charge on your old annuity, there may be a surrender charge on this Contract, and other charges may be higher (or lower) and the benefits may be different. You should not exchange another annuity for this one unless you determine, after knowing all the facts, that the exchange is in your best interest and not just better for the person trying to sell you this Contract (that person will generally earn a commission if you buy this Contract through an exchange or otherwise). If you purchase the Contract in exchange for an existing annuity Contract from another company, we may not receive your premium payment from the other company for a substantial period of time after you sign the application and send it to us, and we cannot credit your premium to the Contract until we receive it.

If you are considering a partial exchange of an annuity Contract, you should consider the conditions described by Revenue Procedure 2011-38, effective for transfers that are completed on or after October 24, 2011. Under Revenue Procedure 2011-38: (1) the period of time after which cash can be withdrawn from either Contract is 180 days beginning on the date of the transfer and (2) annuity payments that satisfy the newly enacted partial annuitization rule under Section 72(a)(2) of the Code will not be treated as a distribution from either the old or new Contract.

You should consult with and rely upon a tax adviser if you are considering a Contract exchange.

Premium Payments

ADDITIONAL PREMIUM PAYMENTS

You may make additional Premium payments at any time after the free look period and prior to Annuitization in any amount of $1,000 or more, within certain limits and subject to our right to refuse any Premium payments. By current company practice, we will also accept additional payments via automatic bank draft in amounts of $100 or more per month. Unless you receive approval from us, the maximum amount of premium you may pay into this Contract prior to the Maturity Date is $2,000,000. In addition, an initial or additional premium that would cause the Contract Value or total value of all annuities that you maintain with Midland National to exceed $5,000,000 requires our prior approval. We calculate this limit for each Annuitant or Owner based on all active annuity Contracts.

Additional Premium payments to Subaccounts will be credited as of the end of the Valuation Period in which they are received by us, in Good Order. Additional Premiums to Cycle Investments will be credited to the Holding Account until the selected Cycle Start Date. We may refuse to accept certain forms of Premium payments (e.g., third party checks, traveler’s checks, money orders), and we reserve the right to accept or reject any Premium payment or form of payment. If we exercise our right to reject or place limitations on the acceptance and allocation of additional premiums, you may be unable or limited in your ability to increase your Contract Value through additional Premium payments, which, in turn, will affect the amounts that may be applied to an annuity payout option or toward any Death Benefit paid.

You may mail Premium Payments : Midland National Life Insurance Company, P.O. Box 10385 Des Moines, IA 50306-0385 (regular mail) and 8300 Mills Civic Pkwy, West Des Moines, IA 50266-3833 (overnight mail)..

Allocation of Premium Payments

You will provide Premium payment allocation instructions in your application for the Contract. These instructions will dictate how we allocate your additional Premium payments. Allocation percentages may be any whole number (from 0 to 100) and the sum must equal 100. The allocation instructions in your application will apply to all additional Premium payments, unless you change your allocation instructions by providing us with written instructions. We reserve the right to limit the number of Cycle Investments and Subaccounts in which you may allocate your Premium payments or transfer your Contract Value.

Changing Your Premium Payment Allocation Instructions

You may change your allocation instructions by submitting a written request to our Customer Service Center that provides new allocation instruction in whole numbers from 0 to 100, the sum of which must equal 100. We may allow other means to make this type of request with proper authorization and verification. Changes to allocation instructions will apply to Premium payments received as of the date we receive your request at our Customer Service Center. Changing your allocation instructions will not affect how your existing Contract Value is allocated among the Investment Options. When the Dollar Cost Averaging (DCA) program is in effect, the DCA allocation percentages will apply to any Premium payments received unless you specify otherwise. (See “Dollar Cost Averaging” on page Error! Bookmark not defined.).

THE CYCLE INVESTMENT OPTIONS

Available Cycle Investments. We currently offer the following Cycle Investments:

Index	Cycle Term	Cycle Structure	Cycle Floor/Buffer Rate
S&P500	1	Floor	-10%
S&P500	1	Buffer	-10%
S&P500	3	Floor	-10%
S&P500	3	Buffer	-10%
S&P500	6	Floor	-10%
S&P500	6	Buffer	-20%
S&P500	6	Buffer	-30%

Over time, we may add and/or remove and/or change the Cycle Investments.

Features of a Cycle Investment.

The key features of a Cycle Investment are:

•	the Index to which it is linked;

•	the Cycle Term, which is the period between Cycle Start Date and Cycle End Date;

•

the minimum rate of return at the end of the Cycle Term, which is the Floor Rate or the maximum amount of negative Index performance at the end of the Cycle Term that the Company will absorb, which is the Buffer Rate; and

•	the maximum positive rate of return at the end of the Cycle Term or Cap Rate.

In the future, we may offer Cycle Investments that include unlimited Cap Rates, as well as additional upside investment potential features.

The Index. We currently offer Cycles Investment linked to the following Indices (each, an “Index”):

•	S&P 500®Index, which is a market-capitalization-weighted index of the 500 largest U.S. publicly-traded companies; and

We may offer Cycles Investment linked to the same or different Indices in the future, as described in “Additional Information about the Indices”. Each Index involves risks, including the risk of loss of principal. See “Principal Risks of Investing in the Contract” earlier in this Prospectus for more information.

Cycle Terms. A Cycle Term begins on the Start Date and ends on the Cycle End Date. We currently offer Cycle Terms of 1, 3 and 6 years for Cycles Investments with a Floor Rate described below and Cycle Terms of 1, 3, and 6 years for Cycles with a Buffer Rate described below.

Floor Rate. The Floor Rate is the minimum rate of return on a Cycle Investment that is held through the end of the Cycle Term. We currently offer a Floor Rate of -10% for Cycles linked to each available Index, but may offer the same or different rates in the future.

The Floor Rate provides Contract Owners protection against negative Index performance greater than the selected Floor on the Cycle End Date. For example, a Floor Rate of -10% means the rate of return on a Cycle Investment would not fall below -10% if held through the end of the Cycle Term.

•

Example 1: If the performance of an Index at the end of a 1-year Cycle Term is -15%, and the Floor Rate of -10% is selected, the return on the Cycle Investment would be -10%. In this Example, the -10% Floor Rate applies, and Midland National bears the risk of any loss due to negative Index performance below -10%.

•

Example 2: If the performance of an Index at the end of a 1-year Cycle Term is -5%, and the Floor Rate of -10% is selected, the return on the Cycle Investment would be -5%. In this Example, the -10% Floor Rate does not apply because the return on the Cycle Investment is higher. The Contract Owner bears negative index performance down to -10%.

Buffer Rate. The Buffer Rate is the maximum amount of negative Index performance that the Company will absorb on the Cycle End Date, We currently offer Buffer Rates of -10%, -20% and -30% for Cycles linked to each available Index, but may offer the same or different rates in the future.

Different Buffer Rates enable Contract Owners to select different levels of protection against potential losses due to negative Index performance. For example, a Buffer Rate of -20% means that Midland National will absorb negative Index performance up to -20%. The Contract Owner bears the loss only to the extent negative Index performance exceeds -20%.

•

Example 1: If the Index performance on the Cycle End Date is -15% and a Buffer Rate selected is -20%, the return on the Cycle Investment would be 0%. In this example, the Buffer Rate would apply, and Midland National would absorb all of the negative index performance.

•

Example 2: If the Index performance on the Cycle End Date is -15% and the Buffer Rate selected is -10%, the return on the Cycle Investment would be -5%. The Buffer Rate would apply, and Midland National would absorb negative Index performance of -10%. The Contract Owner bears the loss only to the extent negative Index performance is below -10%.

Buffer Rates do not limit the Contract Owner’s loss to a particular amount. A Cycle Investment with a Buffer Rate of -10% could experience a loss equal to -90%, and a Cycle Investment with a Buffer Rate of -20% could experience a loss equal to -80%. This means that selecting a Cycle Investment with a Buffer Rate could result in a large losses during periods of steep declines in the stock market.

Neither the Floor Rate nor the Buffer Rate will apply to any partial or full withdrawals of a Cycle Investment prior to the Cycle End Date, which means that you will not receive any downside protection on these withdrawals.

•

Example 1: If you invest $100,000, and the Floor Rate -10% is selected, but you withdraw the entire Cycle Investment prior to the Cycle End Date at a time when the Unit Value performance is -20%, the Floor Rate would not apply and the Cycle Investment would incur the full loss of -20% — $20,000.

•

Example 2: If you invest $1000,000, and the Buffer Rate -20% is selected, but you withdraw the entire Cycle Investment prior to the Cycle End Date at the time when the Unit Value performance is -10%, the Buffer Rate would not apply and the Cycle Investment would incur the full loss of -10% — $10,000.

We will inform you of Floor Rates and Buffer Rates for available Cycle Investments at least 30 days in advance of the Investment Cycle Start Dates. Please note, generally the higher the Floor Rate and the lower the Buffer Rate the higher the Cap Rate. In other words, selecting less protection from potential losses due to negative Index performance will generally result in a higher Cap Rate (this means you have more exposure to upside potential).

Cap Rate. The Cap Rate is the maximum rate of return on a Cycle End Date and it limits participation in positive Index performance. This means that the return on an Investment Cycle is limited to the Cap Rate even if the Index performance on the Investment Cycle End Date is higher.

•

Example 1. If the performance of an Index at the end of a 3-year Cycle Term is 10%, but the Cap Rate is 8%, the return on your Cycle Investment for that Cycle Term would be limited to 8%, which is the Cap Rate.

•

Example 2. If the performance of an Index at the end of year of a 3-year Cycle Term is 5%, but the Cap Rate is 8%, the return on your Cycle Investment for that Cycle Term would be the full 5% because it is below the Cap Rate.

The return on a Cycle Investment is measured from the Start Date through the Cycle End Date of the Cycle. The Cap Rate is a limit on the maximum rate of return on a Cycle Investment at the end of the Cycle Term, not the end each year of the Cycle Term. Interim changes in the value of the Cycle Investment during a Cycle Term will occur, and may be higher or lower, sometimes significantly higher or lower, than the return on the Cycle Investment on the Cycle End Date.

Investing in the Cycle Investments

Subject to our right not to offer any Cycle Investments, we will launch new Investment Cycles on the third Thursday of every month. If the third Thursday of the month is not a Business Day, we will launch the new Investment Cycles on the next Business Day.

Each week before the Cycle Investments Start Date, we will notify you about the Cycle Investments scheduled to start that month. The Notice, which will be posted on the Midland National’s website and will include the following information for each available Cycle Investment:

Index, Cycle Term, and Floor Rate or Buffer Rate, as applicable,

2)	Start Date and Cycle End Date,

3)	indicative Cap Rate,

4)	instructions for completing investment allocation instructions for the new Cycle Investments deadline.

The Cap Rate we establish on the Start Date of a new Cycle Investment may be different from the indicative Cap Rate in the Notice.

To invest in a new Cycle Investment, you must submit your allocation instructions at least one Business Days before the Cycle Start Date. Your allocation instructions must specify:

1)	the Cycle Investment(s) you select for investment; and

2)

the amount and source of Contract Value to be allocated to the Cycle Investment(s), i.e., additional Premium payments, amounts allocated to Investment Portfolios Available Under the Contract Investment Options or proceeds from a Cycle maturing prior to the applicable Start Date,

After receipt of your Cycle Investment allocation instructions, we will transfer amounts from the designated sources to the Holding Account, from which we will allocate the amounts to the designated Cycle Investment(s) on the Cycle Start Date.

If we do not receive your allocation instructions at least one Business Days before the Cycle Start Date , we will reject it. In addition, we must receive any funds to be invested in a Cycle Investment no later than the Start Date to avoid rejection of the new Cycle Investment allocation instruction.

Depending on market and business considerations, we may determine not to offer a Cycle Investment on a Start Date and may reject or limit the amount allocated in a Cycle Investment at our sole discretion at any time until the Close of Business on the Cycle Start Date. We may choose not to offer any Cycle Investment for any period or we may decide to cease offering Cycle Investments. If we decide to cease offering Cycle Investments, each outstanding Cycle Investment with the same Index, Cycle Term, and Floor Rate or Buffer Rate will continue until its respective Cycle End Date.

If we do not timely receive your allocations instructions and/or if you do send us instructions and/or if the Cycle Investment is not available on the Start Date, we will default your Contract Value to the Subaccount Investment Options based on Your most recent Subaccount Investment Options allocation instructions.

The Holding Account. The Holding Account holds the following: (i) Premium payments designated for a new Cycle Investment(s) per the Contract Owner’s instructions; (ii) proceeds from maturing Cycle Investment(s) before they are reinvested into a new Cycle Investment per the Contract Owner’s instructions; and (iii) proceeds from a maturing Cycle Investment for which we have no valid instructions. Contract Value held in the Holding Account will be invested in the Fidelity® Government Money Market Fund. The Fidelity® Government Money Market Fund is not available for investment through a Subaccount Investment Option.

The Cycle Start Date. We establish the Cap Rate for a new Cycle Investment on the Cycle Start Date in our sole discretion based on a variety of factors described in “Establishment of Cycles and Cap Rate” on page __. The Cap Rate we establish on the Start Date may be different from the indicative Cap Rate in the Notice. You will not know the Cap Rate until the Cycle Start Date .

To mitigate risk that the Cap Rate for a new Cycle Term is lower than you would find acceptable, we establish a minimum Cap Rate for each available Cycle Investment. If we cannot offer the Cycle Investment with a Cap Rate that is equal to or above the applicable minimum, the Cycle Investment will not launch for a new Cycle Term. The following table sets forth the minimum Cap Rate for the Cycle Investments that are currently available.

Index	Cycle Term	Cycle Structure	Cycle Floor/Buffer Rate	Minimum Cap Rate
S&P500	1	Floor	-10%	2.5%
S&P500	1	Buffer	-10%	5%
S&P500	3	Floor	-10%	2.5%
S&P500	3	Buffer	-10%	5%
S&P500	6	Floor	-10%	5%
S&P500	6	Buffer	-20%	10%
S&P500	6	Buffer	-30%	7.5%

Any Contract Value you allocate to a Cycle Investment that does not launch will be returned to the Subaccount(s) from which it was transferred to the Holding Account. If the Cycle Investment was funded by a Premium Payment, the Contract Value will be allocated to the Subaccounts according to your allocation instructions..

You may invest in a Cycle Investment only on the Start Date. You may not make any additional investments in a Cycle Investment after it has launched.

Cycle Investment Value

The value of a Cycle Investment is measured in terms of the number of Cycle Investment Units credited to the Contract upon investment in the Cycle Investment and the Cycle Investment Unit Value of such Units. The Unit Value on the Start Date of each Cycle Investment will be $10.00. The number of Units credited to the Cycle Investment is determined by dividing the amount invested in the Cycle Investment divided by the initial Unit Value of $10.00.

In determining the Fair Value of a Unit during a Cycle Term, the Fair Value Calculation Agent will take into account a variety of factors, such as the change in the Index Value from the Start Date, volatility of the Index, interest rate changes, and time remaining to the Cycle End Date. During the Cycle Term, the Unit Value will also take into account the length of time since the Start Date and the Proportional Cap Rate.

During a Cycle Term, the Unit Value will fluctuate based upon the Fair Value of the Cycle Investment determined by a third-party Fair Value Calculation Agent as described in “Valuation of a Cycle Investment” on page __. Before the Cycle End Date, the Cycle Investment Value may be lower than the amount allocated to the Cycle Investment on the Start Date even when the index performance is positive due to the possibility that the index performance could decrease before the Cycle End Date. Cycle Investment Value may also be reduced by changes in Index volatility and interest rates.

The Proportional Cap Rate. The Proportional Cap Rate reduces the Cap Rate based on the time lapsed during the Cycle Term relative to the Cycle Term. As a result, for withdrawals made during the Cycle Term, the Unit Value may reflect a lesser increase due to positive performance of the Index than the Unit Value on the Cycle End Date. In addition, all other factors being equal, the earlier a withdrawal is made during a Cycle the greater the impact of the Proportional Cap Rate on the Unit Value used to compute the withdrawal. The Floor Rate or Buffer Rate does not apply to a withdrawal taken before the Cycle End Date.

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Example 1: The Cap Rate of a 6-year Cycle’s is 5%. At the end of year 3, Contract Owner decides to fully withdraw from the Cycle. The Proportional Cap Rate would be 3/6 x 5% or 2.5%, which means the return provided at the time of withdrawal will not be greater than 2.5%. The Floor Rate or the Buffer Rate will not apply.

•

Example 2: The Cycle Investment Unit Value on the Cycle Start Date is $10. Assume the referenced index value on the Cycle Start Date is 100 and on the Cycle End Date it is 120, representing an increase of 20%. The Cap Rate for the Cycle is 9%, and the Floor Rate is -7%. The ending Cycle Investment Unit Value on the Cycle End Date will be $10.90 or 9% increase over the initial $10 Unit Value.

For more information, see “Valuation of a Cycle Investment”.

Transfers out of a Cycle Investment

You may transfer all or a portion of your Cycle Investment Value out of a Cycle Investment on any Business Day. You may transfer into a Subaccount on any Business Day and/or into another Cycle Investment on the Cycle Start Date. If you transfer to another Cycle Investment, we will move your transferred Contract Value in the Holding Account 1 Business Day prior to the Cycle Start Date. You may also request that all or part of any withdrawal amount be reallocated to an upcoming new Cycle Investment or to one or more Subaccounts available under the Contract.

For funds from Maturing Cycles, if you do not provide transfer instructions in Good Order, we will allocate the Cycle Investment Value to the next new Cycle Investment with the same Index, Cycle Term and Floor Rate or Buffer Rate, as relevant. If such a new Cycle Investment is not available, we will allocate the Cycle Investment Value to the Subaccounts of the Separate Account according to your current allocation instructions.

Withdrawals from Cycle Investments

To withdraw money from a Cycle Investment, you must send us a Written Request containing the pertinent details of the withdrawal request, including the amount of the withdrawal and the Cycle Investment(s) from which to make the withdrawal (“withdrawal request”). The minimum partial withdrawal amount is $1,000. RMDs are not subject to this minimum.

We will process withdrawal requests that we receive by the Close of Trading on a Cycle Investment Business Day using that Day’s Cycle Investment Unit Value. For withdrawal requests we receive after the Close of Trading on a Cycle Investment Business Day, we will use the Unit Value for the next Cycle Investment Business Day. We will use the Unit Value provided by the Fair Value Calculation Agent to process your withdrawal request. See “Valuation of a Cycle Investment” on page __ for more information. The number of Units withdrawn from the Cycle Investment will equal the withdrawal amount divided by the Cycle Investment Unit Value on the close of the Business Day on which the withdrawal is processed.

We will pay the withdrawal amount to the Contract Owner no later than three (3) Business Days after the Cycle Investment Business Day on which we received the Written Request, subject to our right to defer payment discussed below. If amounts are withdrawn from a Cycle Investment before its Cycle End Date, any increase in the Cycle Investment Unit Value will be subject to the Proportional Cap Rate, which reduces the Cap Rate and any decrease in Cycle Investment Unit Value is not subject to the Floor Rate or the Buffer Rate, as applicable. THERE IS NO DOWNSIDE PROTECTION ON AMOUNTS WITHDRAWN FROM A CYCLE INVESTMENT PRIOR TO ITS CYCLE END DATE. THIS MEANS THE COMPANY DOES NOT PROTECT YOU FROM ANY LOSSES.

Required Minimum Distributions. Unless we receive instructions from you, we will deduct all RMDs pro-rata from the Subaccounts until your Accumulation Value is exhausted, then from the Cycle Investments on a pro-rata basis. You may instruct us to take RMDs from all Investment Options — i.e. all Investment Portfolios Available Under the Contract Investment Options and all Cycle Investments – on a pro-rata basis.

A withdrawal requested within six years after a Premium payment may also be subject to the deduction of a Surrender Charge. See “Charges, Fees and Deductions – Surrender Charge”.

Deferral of Payment. We may defer payment of any withdrawal proceeds or other payment from a Cycle Investment if, due to the closing or other disruption of financial markets or exchanges, the failure of the Fair Value Calculation Agent to provide us with timely values, or other circumstances beyond the Company’s control, the Company is unable to settle the necessary transactions prudently as reasonably determined by the Company. See “Payment of Contract Proceeds”. Payments may be deferred for up to six months if the insurance regulatory authority of the state in which the Contract is issued approves such deferral.

Cycle End Date Payments; Rollovers

Thirty Business Days before the Cycle End Date, we will send you a Cycle Investment Maturity Notice that alerts you to the pending Cycle End Date and provides instructions on how to direct us to pay the proceeds of a maturing Cycle Investment. At least 1 Business Day before the Cycle End Date, you should provide written instruction directing us either to allocate proceeds to a new Cycle Investment or to the Subaccounts based on the current investment allocation instructions.

We will pay proceeds of the Cycle Investment on the Cycle End Date. All such proceeds will be transferred to the Holding Account to be allocated to Subaccount Investment Options or into new Cycles, per your most recent instructions. Typically, this allocation will occur 1 Business Day following the Cycle End Date.

Cycle End Date proceeds transferred into the Holding Account will be reallocated out of the Holding Account in the following order:

Invested in new Cycles according to your Cycle Investment instructions on file;

If you have not provided maturing Cycle Investment instructions, invested in a new Cycle Investment with the same Index, Cycle Term and Floor Rate or Buffer Rate, as applicable;

If such a new Cycle Investment is not available, invested in the Subaccounts according to your most recent allocation instructions;

If you do not have any allocation instructions on file, proceeds will remain in the Holding Account until we receive further instructions from you.

Additional Information About the Indices

S&P 500 Index. The S&P 500 Index was established by Standard & Poor’s. The S&P 500 Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Index does not include dividends declared by any of the companies included in this Index.

See “Appendix—Indices Disclaimers” for important information regarding the Indices.

Substitution of an Index

In the event that the Index for a Cycle Investment is discontinued, or is changed substantially, or if hedging instruments become difficult to acquire or the cost of hedging becomes excessive, we may substitute an available comparable Index or terminate the Cycle Investment, subject to any necessary regulatory filings. In determining which action to take, we will consider the costs related to the action to be taken, and such other factors we deem relevant. When we do so, we may adjust the Index Value used on the Start Date to the Index Value of the substitute Index on the Start Date or adjust the Cycle Investment Unit Value as of the date we substitute the comparable Index, taking into account the performance of the discontinued or changed Index from the Start Date. The Cycle Term, Cycle End Date, and Floor Rate or Buffer Rate, as applicable, will not change due to the substitution.

We would attempt to choose a new Index that has a similar investment objective and risk profile to the original Index. The selection criteria for a suitable alternative Index may include the following:

1.

There is a sufficiently large market in exchange traded and/or over-the counter options, futures, and similar derivative instruments based on the index to allow the Company to hedge fluctuations of the Index Value.

2.	The Index is recognized as a broad-based Index for the relevant market; and

3.	The publisher of the Index allows the Company to use the Index and other materials for a reasonable fee.

If we terminate the Cycle Investment, the Cycle End Date will be as of the last Cycle Business Day prior to the date the Index is discontinued or changed. We will use the Index Value on such date to compute the Cycle End Date Unit Value for each Cycle Investment.

We will provide prompt notification you if the Index for a Cycle Investment is discontinued or changed substantially and the action we have decided to take.

Valuation of a Cycle Investment

The amount invested in a Cycle by the Contract Owner is the Cycle Investment Value. As of any Cycle Business Day, the Cycle Investment Value is measured by the number of Units of the Cycle Investment credited to the Contract multiplied by the Cycle Investment Unit Value, each as of that Cycle Business Day. The Cycle Investment Value will reflect withdrawals and fluctuations in the Unit Value. ON ANY CYCLE BUSINESS DAY AFTER THE START DATE, THE CONTRACT OWNER’S CYCLE INVESTMENT MAY BE LESS THAN THE AMOUNT INITIALLY INVESTED.

•	Cycle Investment Unit.

The number of Cycle Investment Units initially credited to the Contract is calculated by dividing the amount allocated to the Cycle Investment on the Start Date by $10.00. The number of Units credited to the Contract will be reduced by withdrawals made prior to the Cycle End Date.

Example. A withdrawal of $10,000 is requested from a Cycle Investment prior to the Cycle End Date. At the time of the request, the number of Units owned by the Contract Owner is 10,000 and the Cycle Investment Unit Value is $10 for a total value of $100,000. After the withdrawal the total value is $90,000 = $100,000 - $10,000. The total number of Units is 9,000 = 10,000 - $10,000 / $10.

•	Unit Value.

For each Cycle Investment, we will establish the Unit Value on the Start Date, and calculate the Unit Value on each Cycle Business Day and on the Cycle End Date. The methods used to calculate the Unit Value on each Cycle Business Day and on the Cycle End Date are different.

On the Start Date. For each Cycle Investment we establish an initial Unit Value at $10.00 on the Start Date.

During the Cycle Term. For each Cycle Investment, we determine the Unit Value as of each Cycle Business Day based on its Fair Value and the Proportional Cap Rate.

We have Contracted with IHS Markit, an independent analytics firm, to be the Fair Value Calculation Agent to compute the Fair Value of a Cycle Investment Unit.

The Fair Value of a Cycle Investment Unit is determined by the Fair Value Calculation Agent as of the end of each Cycle Business Day. The Fair Value reflects the current value of financial instruments that would provide a return equal to the change in Index Value at the end of the Cycle Term subject to the Cap Rate and subject to the Floor Rate. The Fair Value is based on a variety of factors considered by the Fair Value Calculation Agent, which include the change in the Index Value from the Start Date, volatility of the Index, changes in prevailing interest rates and the time remaining to the Cycle End Date. The Fair Value is based on the value of hypothetical investments at the time of the valuation designed to match Cycle value at the Cycle End Date. This means the Fair Value of a Cycle Investment designed to replicate the change in the valuation of the Index during the calculation period.

For Floor:

The Fair Value Calculation Agent uses five hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:

1)	A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;

2)	An at-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;

3)	An at-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;

4)

An out-of-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Cap Rate), plus;

5)

An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 – Floor Rate).

For Buffer:

The Fair Value Calculation Agent uses four hypothetical financial instruments to determine the Fair Value of a Cycle Investment during the Cycle Term. These hypothetical financial instruments are constructed to produce a return equal to the proceeds payable on a Cycle Investment on its Cycle End Date. These financial instruments are:

1)	A zero-coupon bond with a maturity date equal to the Cycle End Date, plus;

2)	An at-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date, less;

3)

An out-of-the-money call option. This is an option to buy a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 + Cap Rate), less;

4)

An out-of-the-money put option. This is an option to sell a position in the Index on the Cycle End Date at a strike price equal to the price of the Index on the Cycle Start Date times (1 – Buffer Rate).

The value of each of these financial instruments is determined by a Fair Value Calculation Agent using standard financial industry calculations. The call and put options are all valued using the Black-Scholes option valuation formula. The value of the zero-coupon bond is determined by a present value of the maturity value at an applicable proxy for the risk-free interest rate (currently LIBOR Swap rates).

We compute a preliminary Cycle Investment Unit Value using the Fair Value. The Cycle Business Day’s Unit Value will equal the Cycle Business Day Preliminary Unit Value (see A Below) subject to the Cycle Business Day Unit Value Cap (see B below).

A.	Cycle Business Day Preliminary Unit Value

The Cycle Business Day Preliminary Unit Value equals the Cycle’s Fair Value divided by the total number of Units outstanding, each as of that day.

B.	Cycle Business Day Unit Value Cap

If the Cycle Business Day Preliminary Unit Value is greater than the initial Unit Value, we determine the Cycle Business Day Unit Value Cap. The Cycle Business Day Unit Value Cap equals: (i) the initial Unit Value multiplied by (ii) one plus the Proportional Cap Rate. The Proportional Cap Rate is equal to the (i) Cap Rate multiplied by (ii) the time lapsed during the Cycle Term divided by the Cycle Term.

The Cycle End Date Floor Rate and the Cycle End Date Buffer Rate does not apply during the Cycle Term prior to the Cycle End Date. Thus, there is no protection against any decrease in value of the Cycle Investment for withdrawals during the Cycle Term prior to the Cycle End Date.

See “Appendix C– Cycle Investment Unit Value Examples” for illustrations of how Unit Values are computed.

On the Cycle End Date. For each Cycle Investment, we determine its Unit Value on its Cycle End Date based on the change in the Index Value (see A below), the Cap Rate, and the Floor Rate or the Buffer Rate, as applicable. As of the Cycle End Date, we compute the Cycle End Date Preliminary Unit Value (see B below). The Cycle End Date Unit Value will equal the Cycle End Date Preliminary Unit Value subject to the Cycle End Date Unit Value Cap (see C below) and the Cycle End Date Unit Value Floor for Cycles Investments with Floor Rates (see D below) and the Cycle End Date Unit Value Cap (see C below) and the Buffer Rate (see E below) for Cycle Investments with Buffer Rates (see E below),

A.	Change in the Index Value

The change in Index Value equals:

1)	The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Start Date, divided by

2)	The last reported value of the Index on the Start Date.

B.	Cycle End Date Preliminary Unit Value

The Cycle End Date’s preliminary Unit Value equals

1)	The initial Unit Value multiplied by

2)	One plus the change in Index Value, computed as set forth in A above.

C.	Cycle End Date Unit Value Cap

The Cycle End Date’s Unit Value Cap equals the initial Unit Value multiplied by one plus the Cap Rate.

D.	Cycle End Date Unit Value Floor

The Cycle End Date Unit Value Floor equals the initial Unit Value multiplied by one plus the Floor Rate.

E.	Cycle End Date Unit Value Buffer

The Cycle End Date Unit Value Buffer equals any negative change in the Index Value offset by the Buffer Rate. If negative change between zero and buffer, then impact is 0% to Unit Value. If negative change greater than the buffer then Unit Value multiplied by one plus the change minus the Buffer Rate.

See “Appendix C– Cycle Investment Unit Value Examples” for illustrations of how Unit Values are computed.

Once we use the value of an Index reported to us to determine the amounts payable on any withdrawals or to determine the Cycle Investment Unit Value at Cycle End Date, we will not change the Index Value even if it is subsequently changed. Misreporting of the Index Value to us by the Fair Value Calculation Agent is an unlikely event, but one example where this may occur.

Reporting. For each Cycle Investment in which you invest, we will make electronically available to you on each Cycle Business Day (i) the number of Units credited to your Cycle Investment(s) and (ii) the Cycle Investment Unit Value on the Business Day preceding the Cycle Business Day.

At least once each year, we will send you a report containing information required by applicable state law and the following:

1)	The beginning date and end date for the reporting period;

2)	For each Cycle Investment in which you invested during the reporting period;

a)	The Start Date, Cycle Term, Floor Rate, Cap Rate, and the value of the Index on the Start Date, and if there was a Cycle End Date, the value of the Index on the Cycle End Date;

b)	The number of Units credited to the Contract (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report;

c)	The number of Units redeemed and the Cycle Investment Unit Value in connection with each withdrawal made during the current reporting period;

d)	The Cycle Investment Unit Value (i) at the beginning of the reporting period, and (ii) on the Cycle Business Day immediately prior to the date of the report;

3)	The Index price for each Cycle Investment on the Start Date and, at the end of the current report period.

Cycle Investments do not involve an investment in any underlying portfolio of securities or financial instruments. Individuals should consult their financial professional about the risks, benefits, and other features of the Cycle Investments, and whether the Cycle Investments are appropriate based upon their financial situations and objectives. Please consider carefully the important information contained in this prospectus before investing in a Cycle Investment.

THE SUBACCOUNT INVESTMENT OPTIONS

The Subaccounts are offered through the Midland National Life Separate Account C (the “Registered Separate Account”). The Registered Separate Account is divided into Subaccounts, called, each of which invests exclusively in shares of one investment portfolio. You may allocate part or all of your Premium payment to one or more Subaccounts.

A list of the investment portfolios currently available through the Subaccounts is set forth at the back of this prospectus in “APPENDIX A – INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT ”. Appendix A also includes information about the investment types and advisers of each investment portfolio.

The investment portfolios available under the Contracts are not available for purchase directly by the general public, and are not the same as the mutual funds with very similar or nearly identical names that are sold directly to the public. However, the investment objectives and policies of the portfolios are very similar to the investment objectives and policies of other (publicly available) mutual funds that have very similar or nearly identical names and that are or may be managed by the same investment adviser or manager. Nevertheless, the investment performance and results of any of the portfolios that are available under the Contracts may be lower, or higher, than the investment results of such other (publicly available)

mutual funds. There can be no assurance, and no representation is made, that the investment results of any of the available portfolios will be comparable to the investment results of any other portfolio or mutual fund, even if the other portfolio or mutual fund has the same investment adviser or manager and the same investment objectives and policies and a very similar or nearly identical name.

The portfolios offered through the Contract were selected by Midland National based on several criteria, including asset class coverage, the alignment of investment objectives of a portfolio with our hedging strategy, the strength of the manager’s reputation and tenure, brand recognition, performance, and the capability and qualification of each sponsoring investment firm. Of course, we also consider whether the portfolio’s adviser is an affiliate of ours. We also consider whether the portfolio, its adviser, sub-adviser, or distributor (or an affiliate) can provide marketing and distribution support for the sale of the policies. Another factor that we consider during the selection process is whether the portfolio or one of its service providers (e.g., the investment adviser or sub-advisers) will make payments to us or our affiliates in connection with certain administrative, marketing and support services, and the amount of any such payments, or whether affiliates of the Funds can provide marketing and distribution support for sales of the Contracts.

The portfolios, their managers, or affiliates thereof, may make payments to Midland National and/or its affiliates. These payments may be derived, in whole or in part, from the fees disclosed in the portfolios’ prospectuses including investment advisory fees, 12b-1 fees and other expenses including service fees (if applicable) charged annually by each portfolio. Owners, through their indirect investment in the portfolios, bear the costs of these fees. The amount of these payments may be substantial, may vary between portfolios, and generally are based on a percentage of the assets in the portfolios that are attributable to the Contracts and other variable insurance products issued by Midland National. These percentages currently range up to 0.50% annually. Midland National may use these payments for any corporate purpose, including payment of expenses that Midland National and/or its affiliates incur in promoting, issuing, marketing, and administering the Contracts, and, that we incur in our role as intermediary, in promoting and marketing the portfolios. Midland National and its affiliates may profit from these payments.

You are responsible for choosing the Investment Options, and the amounts allocated to each, that are appropriate for your own individual circumstances and by your investment goals, financial situation, and risk tolerance. Since investment risk is borne by you decisions regarding investment allocations should be carefully considered and periodically re-evaluated.

Other portfolios (or available classes) may have lower fees and better overall investment performance.

In making your investment selections, we encourage you to thoroughly investigate all of the information regarding the portfolios that are available to you, including each portfolio’s prospectus, statement of additional information and annual and semi-annual reports. Other sources such as the fund company’s website or newspapers and financial and other magazines provide more current information, including information about any regulatory actions or investigations relating to a portfolio. You should monitor and periodically re-evaluate your allocations to determine if they are still appropriate.

You bear the entire risk for the allocation of your premiums and Accumulation Value among the Investment Options whether or not you use the service of an adviser. We are not responsible for any investment or other advice or services that you may receive.

You bear the risk of any decline in the Accumulation Value of your Contract resulting from the performance of the Investment Options you have chosen.

We do not recommend or endorse any particular portfolio or portfolios and we do not provide investment advice.

Availability of the Portfolios

We cannot guarantee that each portfolio will always be available for investment through the Contracts.

We reserve the right, subject to applicable law, to make additions to, deletions from, or substitutions for the shares of a portfolio that are held in the Registered Separate Account. New or substitute portfolios may have different fees and expenses and their availability may be limited to certain classes of purchasers. If the shares of a portfolio are no longer available for investment or if, in our judgment, further investment in any portfolio should become inappropriate, we may redeem the shares of that portfolio and substitute shares of another portfolio. We will not substitute any shares without notice and prior approval of the SEC and state insurance authorities, to the extent required by the Investment Company Act of 1940, as amended, or other applicable law.

Your Accumulation Value (Contract Value allocated to the Subaccounts)

Your Accumulation Value is the sum of the amounts you have invested in the Subaccounts. Your Accumulation Value will vary daily to reflect the investment performance of the Investment Portfolios (s) you select, any premium payments, partial withdrawals, surrenders, and charges assessed in connection with the Contract. Transaction charges are made on the effective date of the transaction. Charges against the Subaccounts are reflected daily.

There is no guaranteed minimum Accumulation Value for amounts allocated to the Subaccounts. You bear the investment risk. An Subaccount’s performance will cause your Accumulation Value to go up or down each Valuation Period.

Accumulation Units

The amount you invest in each Subaccounts is represented by the value of the Accumulation Units, the Accumulation Unit Value times the number of Accumulation Units credited to you. Premium payments allocated to and Accumulation Value transferred to an Subaccount are used to purchase Accumulation Units. Accumulation Units are sold or redeemed when you make a surrender, partial withdrawal or transfer amounts from a Subaccount, and to purchase an Annuity Option or pay the Death Benefit when the Owner dies. We also redeem units to pay for certain charges.

We calculate the number of Accumulation Units purchased or redeemed in an Subaccount by dividing the dollar amount of the transaction by the Subaccount’s Accumulation Unit value at the end of the day, if it is a Business Day. If it is not a Business Day, we will use the unit value on the next Business Day. The number of Accumulation Units credited to you will not vary because of changes in Accumulation Unit values.

The Accumulation Units of each Subaccount will have different Accumulation Unit values. We determine Accumulation Unit values for the Subaccounts at the end of each Business Day. The Accumulation Unit value for each Subaccount is initially set at $10.00. Accumulation Unit values fluctuate with the investment performance of the corresponding portfolios. Accumulation Unit values reflect investment income, the investment portfolios’ realized and unrealized capital gains and losses, and the portfolios’ expenses. The Accumulation Unit values also reflect the daily asset charges we deduct from your Subaccount Accumulation Value currently at an effective annual rate of 1.35%. Additional information about the Accumulation Unit values is contained in the SAI.

Transfers of Accumulation Value

You generally may transfer amounts among the Subaccounts prior to Maturity Date, unless otherwise noted. The minimum amount that may be transferred in a single day is $100 or 100% of the Contract Value allocated to the Subaccount if less than $100. The minimum amount may come from or be transferred to more than one Subaccount. Completed transfer requests received at our Customer Service Center in Good Order before the New York Stock Exchange closes for regular trading (usually 3:00 p.m. Central Time) are priced at the unit value determined at the close of that Valuation Period. If we receive your completed transfer request in Good Order after the close of a Valuation Period, we will process the transfer request at the unit value determined at the close of the next Valuation Period.

For information regarding telephone or facsimile requests, see “Inquiries and Correspondence”. Transfers may be delayed under certain circumstances. See “Payment of Contract Proceeds”. We currently do not charge for transfers between Subaccounts, but reserve the right to charge $15 per transfer for transfers in excess of 15 per Contract year. If assessed, this charge will be deducted from the amount that is transferred prior to the allocation to a different Subaccount. The fee is waived for transfers in connection with active DCA or automatic rebalancing programs.

We reserve the right to eliminate and/or restrict the transfer privilege in any manner we deem appropriate for some, all or specific Owners.

This transfer discussion applies only to transfers to and from the Subaccounts..

Transfer Limitations

Frequent, large, programmed or short-term transfers among Subaccounts, such as those associated with “market timing” transactions, can adversely affect the portfolios and the returns achieved by Owners. In particular, such transfers may dilute the value of the portfolios’ shares, interfere with the efficient management of the portfolios’ investments, and increase brokerage and administrative costs of the portfolios. In order to try to protect our Owners and the portfolios from potentially harmful trading activity, We have implemented certain market timing and excessive trading policies and procedures (the “Market Timing Procedures”). Our Market Timing Procedures are designed to detect and prevent frequent or short-term transfer activity among the Subaccounts that may adversely affect other Owners or portfolio shareholders.

More specifically, currently our Market Timing Procedures are intended to detect potentially harmful trading or transfer activity by monitoring for excessive trading. We currently define excessive trading as:

•

More than one purchase and sale of the same Subaccount within a 60-calendar day period, commonly referred to as a “round trip”. Two or more “round trips” involving the same Subaccount within a 60-calendar day period is considered excessive trading.

•	Six round-trips involving the same Subaccount within a twelve month period.

We will review transfer requests, daily blotters, and transaction logs in an attempt to identify transfers that exceed these transfer parameters. We will review those transfers (and other transfers in the same Contract) to determine if, in our judgment, the transfers are part of a market timing strategy or otherwise have the potential to be harmful. We will honor and process the second transfer request, but if we believe that the activity is potentially harmful, we will suspend that Contract’s transfer privileges and we will not accept another transfer request telephonically or electronically (fax, internet, etc.) for 14 Business Days. We will attempt to inform the Owner (or registered representative) by telephone that their transfers have been deemed potentially harmful to others and that their telephone and electronic transfer privilege is suspended for 14 days. If we do not succeed in reaching the Owner or registered representative by phone, we will send a letter by first class mail to the Owner’s address of record.

We reserve the right to apply our market timing procedures to all Subaccounts available under the Contract, including Subaccounts that invest in portfolios that affirmatively permit frequent and short-term trading in other variable annuity Contracts offered by us or other insurance companies. Therefore, if you allocate premiums or your Accumulation Value to such a Subaccount, you may indirectly bear the effects of market timing or other frequent trading. These investment portfolios might not be appropriate for long-term investors. For a complete description of each investment portfolios’ trading policies, review each portfolios’ prospectus.

In addition to our own market timing procedures, managers of the investment portfolios might contact us if they believe or suspect that there is market timing or other potentially harmful trading, and if so we will take appropriate action to protect others. In particular, we may, and we reserve the right to, reverse a potentially harmful transfer. We will inform the relevant Owner and/or registered representative and the Owner will bear any investment loss of such reversal.

To the extent permitted by applicable law, we reserve the right to delay or reject a transfer request at any time that we are unable to purchase or redeem shares of any portfolios available through Separate Account C, because of any refusal or restriction on purchases or redemptions of portfolio shares on the part of the portfolio’s managers pursuant to the portfolio’s policies and procedures respecting market timing activities or other potentially abusive transfers. If this occurs, we will attempt to contact you by telephone for further instructions. If we are unable to contact you within 5 Business Days after We have been advised that your transfer request has been refused or delayed by the investment portfolio manager, the amount intended for transfer will be retained in or returned to the originating Subaccount. You should also be aware that as required by Rule 22c-2 under the 1940 Act, We have entered into information sharing agreements with each of the fund or trust company whose investment portfolios are offered through the Contract. We share your trading information under these agreements as necessary for the fund and trust companies to monitor portfolio trading and this may include personal Contract information, including names and social security numbers or other tax identification numbers. As a result of this information sharing, a fund or trust company may direct us to restrict a Contract Owner’s transactions if the fund or trust company determines that the Contract Owner violated the portfolio’s excessive/frequent trading policy. This could include the fund or trust company directing us to reject any future allocations of Premium payments or transfers from a Subaccount or Cycle Investment to any Subaccount investing investment portfolio or all portfolios within the fund family. We are Contractually obligated to comply with all restrictions imposed by the portfolios. You should read the prospectuses of the portfolios for more details on their ability to refuse or restrict purchases or redemptions of their shares.

In our sole discretion, we may revise our Market Timing Procedures at any time without prior notice as we deem necessary or appropriate to better detect and deter frequent, programmed, large, or short-term transfers that may adversely affect other Owners or portfolio shareholders, to comply with state or federal regulatory requirements, or to impose additional or alternate restrictions on market timers (such as dollar or percentage limits on transfers). We may change our parameters to monitor for a different number of transfers with different time periods, and we may include other factors such as the size of transfers made by Owners within given periods of time, as well as the number of “round trip” transfers into and out of particular Subaccounts for purposes of applying the parameters used to detect potential market timing and other potentially harmful activity. We may aggregate transfers made in two or more Contracts that We believe are connected (for example, two Contracts with the same Owner, or owned by spouses, or owned by different partnerships, trusts, or corporations that are under common control, etc.).

We do not include transfers made pursuant to the DCA program and portfolio rebalancing program in these limitations. We may vary our market timing procedures from Subaccount to Subaccount, and may be more restrictive with regard to certain Subaccounts than others. We may choose not to apply these detection methods to Subaccounts investing in portfolios that, in our judgment, would not be particularly attractive to market timers or otherwise susceptible to harm by frequent transfers.

We reserve the right to place restrictions on the methods of implementing transfers for all Owners that we believe might otherwise engage in trading activity that is harmful to others. For example, we might only accept transfers by original “wet” Owner signature conveyed through the U.S. mail (that is, we can refuse transfer requests submitted by phone, facsimile, e-mail or by any other electronic means, or overnight courier service). We also reserve the right to implement and administer redemption fees imposed by one or more of the portfolios in the future.

Contract Owners seeking to engage in frequent, programmed, large, or short-term transfer activity may deploy a variety of strategies to avoid detection. Our ability to detect and deter such transfer activity is limited by operational systems and technological limitations. In addition, the terms of the Contract may also limit our ability to restrict or deter harmful transfers. Furthermore, the identification of Owners determined to be engaged in transfer activity that may adversely affect other Owners or portfolios’ shareholders involves judgments that are inherently subjective. Accordingly, despite our best efforts, we cannot guarantee that our Market Timing Procedures will detect every potential market timer. Some market timers may get through our controls undetected and may cause dilution in Accumulation unit values to others. We apply our Market Timing Procedures consistently to all Owners without special arrangement, waiver, or exception. We may vary our Market Timing Procedures among our other variable insurance products to account for differences in various factors, such as operational systems and Contract provisions. In addition, because other insurance companies and/or retirement plans may invest in the portfolios, we cannot guarantee that the portfolios will not suffer harm from frequent, programmed large, or short-term transfers among Subaccounts of variable policies issued by other insurance companies or among Subaccounts available to retirement plan participants.

PROCESSING SURRENDERS AND PARTIAL WITHDRAWALS – CYCLE INVESTMENT & SUBACCOUNTS

You may withdraw all or part of your Surrender Value by sending a written request to our Customer Service Center in Good Order. The Surrender Value is the Contract Value minus any applicable surrender charge. In some states, a state premium tax charge may also be deducted. Partial withdrawals must be made in amounts of $1,000 or more (except for RMDs and systematic withdrawals described below) and cannot reduce your Contract Value to less than $500. If a partial withdrawal results in your Contract Value becoming less than $500, then the entire Surrender Value must be withdrawn. A full surrender request, regardless of the Contract Value, must be submitted in writing and accompanied by your Contract. We reserve the right to change this process at any time. For a full surrender, you must send in your Contract with your surrender request or sign a lost Contract statement.

You may request partial withdrawals up to $25,000 via telephone, four times a calendar year per Contract, provided prior written authorization has been received by our Customer Service Center. You will be required to verify personally identifiable information at the time you request a partial withdrawal. If there are joint Owners, both Owners must be on the telephone at the time of request.

Telephone authorization will remain in effect until we receive written notification from you to terminate this authorization. If the Contract has joint Owners, both Owners are required to sign the written notification to terminate telephone authorization. We, at our sole discretion, may discontinue this program at any time. There are some restrictions on telephone partial withdrawals; please call our Customer Service Center with any questions.

We may record telephone calls and use other procedures to verify information and confirm that instructions are genuine. We will not be liable for losses or expenses arising from telephone instructions reasonably believed to be genuine. We reserve the right to restrict, suspend or eliminate the use of, or modify the requirements for making, telephone partial withdrawals at any time.

Any required tax withholding and surrender charges, if applicable, will be deducted from the amount paid. In addition, upon full surrender a state premium tax charge, if applicable, may also be subtracted.

Completed surrender or partial withdrawal requests received in Good Order at our Customer Service Center before the New York Stock Exchange closes for regular trading (usually, 3:00 p.m. Central Time) are priced at the Accumulation Unit Value and Cycle Investment Unit Value determined at the close of that regular trading session of the New York Stock Exchange. If we receive your completed surrender or partial withdrawal request in Good Order after the close of a Valuation Period, we will process the surrender request at the unit value determined at the close of the next Valuation Period.

We will generally pay the surrender or partial withdrawal amount within seven days after we receive a properly completed surrender or partial withdrawal request in Good Order. See “Administrative Procedures” on page. We may defer payment for more than seven days when:

•	trading on the New York Stock Exchange is restricted as defined by the SEC;

•	the New York Stock Exchange is closed (other than customary weekend and holiday closing);

•	an emergency exists or if for any reason it is not reasonably practicable to dispose of or fairly value the securities held in an Investment Option;

•	for such other periods as the SEC may by order permit for the protection of Owners; or

•	your premium check has not cleared your bank.

See “Payment of Contract Proceeds”.

If we defer payment for 30 or more days, then during the period of deferment, we will pay interest at the rate required by the jurisdiction in which this Contract is delivered.

Unless you specify otherwise, your partial withdrawal will be deducted from all Investment Options in the same proportion as your Contract Value bears to each Investment Option.

Surrenders and partial withdrawals will generally have Federal income tax consequences that can include income tax penalties and tax withholding. Surrenders and partial withdrawals may be restricted under certain qualified Contracts. You should consult with and rely on your tax advisor before making a surrender or partial withdrawal. See “FEDERAL TAX STATUS” on page 50.

BENEFITS UNDER THE CONTRACT

The following table summarizes information about the standard benefits under the Contract. None of them require an additional charge.

Name of Benefit	Purpose	Brief Description of Restrictions / Limitations

Systematic Withdrawal Program	Allows you to set up an automatic payment of up to 10% of your total Purchase Payments each year	• Each payment must be at least $100 (unless we consent otherwise) • Subject to any applicable income taxes.

Dollar Cost Averaging (“DCA”) Program	Allows you to systematically transfer a set amount each month from a Subaccount to other available Subaccounts

•  Your Accumulation Value must be at least $10,000 to initiate the DCA program.

•  The minimum amount that you may transfer monthly is $100, quarterly is $300, and semi-annually is $600 and annually is $1,200.

•  Not available during the Free Look Period.

•  Not available if you elect Portfolio Rebalancing

•  Transfers only available among Subaccounts –Cycle Investments are not eligible

Portfolio Rebalancing Program	Allows us to automatically rebalance your Accumulation Value to return to your original percentage allocations

•  Your Accumulation Value must be at least $10,000 to initiate the program.

•  We will terminate the program if you direct any subsequent reallocation, contribution or partial withdrawal on other than a pro-rata basis.

•  We reserve the right to end the portfolio rebalancing program by sending you one month’s notice. You may not elect Portfolio Rebalancing if you have an active DCA program.

•  Not available if you elect DCA

•  Transfers only available among Subaccounts –Cycle Investments are not eligible

Death Benefit	Pays your beneficiary your Contract Value	• Terminates upon the Maturity Date

Systematic Withdrawals

The systematic withdrawal feature allows you to have a portion of your Contract Value withdrawn automatically. These withdrawals occur only: (1) while the Owner is living, (2) before the Maturity Date, and (3) after the Free Look period. You may elect this option by sending a properly completed service form to our Customer Service Center. You may designate the systematic withdrawal amount and the frequency of the systematic withdrawals, which may be monthly, quarterly, semi-annually or annually. See your Contract for details on systematic withdrawal options and when each begins.

Systemic Withdrawals will be taken pro-rata from your Subaccounts only. Once the Subaccounts’ Accumulation Value is exhausted, the Systematic Withdrawals will terminate. If the contract owner wishes to continue Systematic Withdrawals, he/she will have to contact us to set up a new Systematic Withdrawal program for the Cycle Investments and then will be taken pro-rata from your Cycle Investments.

If the New York Stock Exchange is closed for regular trading on the day when the withdrawal is to be made, then we will process your withdrawal at the Accumulation Unit Value and/or Cycle Investment Unit Value determined at the close of the next Valuation Period.

You can stop or modify the systematic withdrawals by sending us a Written Notice. A proper Written Notice must include the consent of any effective assignee or irrevocable Beneficiary, if applicable.

Each systematic withdrawal must be at least $100. Each request for withdrawal amounts of less than $100 will be reviewed on a case-by-case basis. We reserve the right to change the frequency of payments or discontinue payments if the payment is less than $100. Upon payment, we reduce your Contract Value by an amount equal to the payment proceeds. In no event will the payment of a systematic withdrawal exceed the Surrender Value. The Contract will automatically terminate if a systematic withdrawal causes the Contract’s Surrender Value to equal zero.

To the extent, if any, that there is Gain in the Contract, systematic withdrawals generally are included in the Owner’s gross income for tax purposes (as ordinary income) in the year in which the withdrawal occurs, and may be subject to a penalty tax of 10% before age 59 1⁄2. Additional terms and conditions for the systematic withdrawal program are set forth in your Contract and in the application for the program.

Dollar Cost Averaging (DCA)

The Dollar Cost Averaging (DCA) program enables you to make monthly, quarterly, semi-annual or annual transfers of a predetermined dollar amount from the DCA source account into one or more of the Subaccounts. You may elect the DCA program on a monthly, quarterly, semi-annual or annual basis. Your Accumulation Value must be at least $10,000 to initiate the DCA program. The minimum amount that you may transfer monthly using DCA is $100, quarterly is $300, semi-annually is $600 and annually is $1,200.

You may select any Subaccount as the source account. The source account must have a minimum beginning balance of $1,200. The DCA program may reduce the impact of market fluctuations by allocating Accumulation Value to Subaccounts over time. The DCA program does not insure a profit nor protect against a loss in declining markets.

You may elect only one DCA program at any time. You must complete the proper request form and send it (in Good Order) to our Customer Service Center. The minimum amount of time at set-up is 3 months. There is no maximum set-up time limit. We reserve the right to limit or change the minimum and maximum timeframes for the DCA program. You may qualify to begin a DCA program by paying a premium with the DCA request form, allocating premiums, or transferring amounts to the DCA source account.    The DCA request form will specify:

•	the DCA source account from which transfers will be made,

•	the total monthly amount to be transferred to the other Subaccount(s), and

•	how that monthly amount is to be allocated among the Subaccounts.

Once you elect DCA, you may allocate additional Premium payments to the DCA source account by sending them in with a DCA request form or written instructions. Any Premium payments received while the DCA program is in effect will be allocated using the allocation percentages from the DCA request form, unless you specify otherwise. All amounts in the DCA source account will be available for transfer under the DCA program.

If requested at issue, the DCA will start on the same day of the month as the Issue Date in the second Contract Month. If requested after issue, it will start on the same day of the month as the Issue Date during Contract Month after the request is received. The DCA is not available until the end of the free look period.

You may stop the DCA program at any time by sending us Written Notice. The DCA program will automatically terminate when the source account does not have sufficient Accumulation Value to fund the DCA transfers. We reserve the right to end the DCA program by sending you one month’s notice. You may not elect a DCA program together with a Portfolio Rebalancing program.

We do not charge any specific fees to participate in a DCA program.

The DCA applies only to the Subaccounts. It is not available for the Cycle Investment Options.

Portfolio Rebalancing

If you elect the Portfolio Rebalancing program, we will automatically reset your Accumulation Value allocated to each Subaccount to percentage levels that you request. If you elect this option, we will transfer amounts among the Subaccounts necessary to “rebalance” the Accumulation Value to your specified percentages. You may direct us to perform the rebalancing on a quarterly, semi-annual, or annual basis.

Portfolio rebalancing will occur on the same day of the month as the Issue Date. If the rebalance date does not fall on a Business Day, the rebalancing will be processed on the next Business Day. If you do not select a rebalancing period, we will rebalance your Subaccounts on a quarterly basis. Rebalancing will be based on your most recent investment directions.

Portfolio rebalancing may result in transferring amounts from a Subaccount earning a relatively high return to one earning a relatively low return. Your Accumulation Value must be at least $10,000 to initiate a portfolio rebalancing program. Contact us at our Customer Service Center to elect the portfolio rebalancing program.

Portfolio rebalancing will remain in effect until we receive your written termination request. We will also terminate the program if you direct any subsequent reallocation, contribution or partial withdrawal on other than a pro-rata basis. We reserve the right to end the portfolio rebalancing program by sending you one month’s notice. You may not elect Portfolio Rebalancing if you have an active DCA program.

There is no charge for portfolio rebalancing transfers, and rebalancing transfers do not count towards your transfer limits.

Portfolio rebalancing applies only to the Subaccounts. It is not available or the Cycle Investment options.

Death Benefit

If the Owner dies before the Maturity Date and while the Contract is still in force, we will pay a Death Benefit to your designated Beneficiary. The Death Benefit equals the Contract Value at the time of death. It is payable on receipt in Good Order (at our Customer Service Center) of satisfactory proof of the Owner’s death, an election of how the Death Benefit is to be paid, and any other required documents or forms Payment of the Death Benefit is not subject to the Surrender Charge.

Designation of your Beneficiary. You name one or more Beneficiaries in your Contract application. A Beneficiary is revocable unless otherwise stated in the Beneficiary designation. You may change a revocable Beneficiary during your lifetime. We must receive a Written Notice (signed and dated) informing us of the change. Upon receipt and acceptance at our Customer Service Center, a change takes effect as of the date that the Written Notice is recorded by us. We will not be liable for any payment made before we receive and accept the Written Notice.

If no primary Beneficiary is living when the Owner dies, the Death Benefit will be paid to the contingent Beneficiary, if any. If no Beneficiary is living when the Owner dies, then we will pay the Death Benefit to the Owner’s estate. If the sole Beneficiary is not the spouse, the surviving joint Owner will be the designated primary Beneficiary and any other Beneficiaries on record will be treated as contingent Beneficiaries.

For non-qualified Contracts, if an Owner dies prior to the Maturity Date, then the Death Benefit must be paid within 5 years of the Owner’s death (other than amounts payable to, or for the benefit of, the surviving spouse of the Owner). For joint Owners the Death Benefit is paid upon the first death.

Spousal Continuation is available only if the spouse (1) was married to the deceased Owner, as recognized by Federal law, as of the date of the deceased Owner’s death, and (2) is the sole primary Beneficiary. A surviving spouse may choose to treat the Contract as his/her own Contract. If your spouse chooses to continue the Contract under spousal continuance, by current company practice they will receive the Death Benefit. This amount would be allocated among Investment Options in accordance with the current allocations for the Contract and may be, under certain circumstances, considered earnings.

If the sole Beneficiary is not the spouse, the surviving joint Owner will be the designated primary Beneficiary and any other Beneficiaries on record will be treated as contingent Beneficiaries.

When a Death Benefit is paid on the death of an Owner or a joint Owner and a payment option is selected, the payment option must be an annuity for the life of the Payee or for a period extending no longer than the Payee’s life expectancy, and payments must begin within one year of the date of death.

If there are multiple Beneficiaries, each Beneficiary will receive their proportional share of the Death Benefit proceeds as of the date we receive an election of how that Beneficiary’s portion of the Death Benefit is to be paid (or if later, when all Good Order requirements are met). Payments will include interest to the extent required by law.

After the date on which we receive an original death certificate or a copy of the death certificate via facsimile, the Beneficiary has the option of transferring the Accumulation Value to a money market Investment Option before the date on which the first complete Death Benefit claim is received. If there are multiple Beneficiaries then they all must join in such a transfer request.

If the Owner dies on or after the Maturity Date, then any remaining amounts, must be paid at least as rapidly as the benefits were being paid at the time of the Owner’s death. Other rules relating to distributions at death apply to Qualified Contracts.

If any Owner is a non-natural person, the Death Benefit is paid upon the death of an Annuitant.

If joint Owners die within 24 hours of one another, they are considered to have died simultaneously and the eldest is presumed to have died first.

Naming different persons as Owner and Annuitant can affect whether the Death Benefit is payable, the amount of the benefit, and who will receive it. Use care when naming Owners, Annuitants, and beneficiaries, and consult your registered representative if you have questions. State premium taxes may be deducted from the Death Benefit proceeds.

Every state has unclaimed property laws which generally declare annuity Contracts to be abandoned after a period of inactivity of 3 to 5 years from the Contract’s Maturity Date or date the Death Benefit is due and payable. For example, if the payment of a Death Benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the Death Benefit, or the Beneficiary does not come forward to claim the Death Benefit in a timely manner, the Death Benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or the Owner last resided, as shown on our books and records, or to our state of domicile. This “escheatment” is revocable, however, and the state is obligated to pay the Death Benefit (without interest) if your Beneficiary steps forward to claim the Death Benefit with the proper documentation. To prevent such escheatment, it is important that you update your Beneficiary designations, including full names and complete addresses, if and as they change. Such updates should be communicated in writing, by telephone, or other approved electronic means at our Customer Service Center.

CHARGES, FEES AND DEDUCTIONS

Transaction Expenses

Surrender Charge. The Surrender Charge is calculated as a percentage of the Premium payment being partially or fully withdrawn in excess of the Free Withdrawal Amount available at the time of the Withdrawal. Withdrawals are taken first from Premium payments, then from earnings. The Surrender Charge applies to each Premium payment on a First-In, First-Out (FIFO) basis.

The Surrender Charge percentage varies with the number of years that have elapsed since the Premium payment according to the following schedule:

Years since Premium payment	Surrender Charge (%)
0	8%
1	7%
2	6%
3	5%
4	4%
5	3%
6+	0%

No surrender charge will be assessed upon:

(a)	payment of Death Benefits;

(b)	exercise of the free look right;

(c)	withdrawal less than or equal to the free withdrawal amount.

Beginning the second Contract Year, the Free Withdrawal Amount is the amount of Premium payment available for withdrawal without incurring a Surrender Charge. The Free Withdrawal Amount equals the remaining Premium payments six years or older plus 10% of the remaining Premium payments at the beginning of the Contract year. Like the Surrender Charge, the Free Withdrawal Amount also applies to Premium payments in order received.

The Surrender Value cannot be greater than the Contract Value, but in no event will it be less than the minimum required by the laws of the state in which this Contract is delivered. At the time of withdrawal, if your Contract Value is less than your Remaining Premium, the surrender charge will still be assessed (measured by) against the full Remaining Premium amount.

Amounts withdrawn under the Contract to comply with IRS minimum distribution rules and paid under a life expectancy option will not be subject to a surrender charge. The free withdrawal provision pertaining to the IRS minimum distribution will be calculated solely on the Contract Value of this Contract. Amounts withdrawn to comply with IRS minimum distribution rules will reduce the amount available under the free withdrawal amount.

The Surrender Charge compensates the Company for distribution charges and other Contract expenses.

Transfer Fee. We reserve the right to charge $15 per transfer for transfers among Subaccounts and between Subaccounts and Cycle Investments in excess of 12 per Contract year. We do not currently assess this fee. If assessed, this fee will be deducted from the amount that is transferred prior to the allocation to the new Investment Option. The fee is waived for transfers in connection with active DCA or automatic rebalancing programs.

Annual Contract Expenses

Separate Account Annual Expenses. We call this charge the Base Contract Expenses in the “Important Information You Should Consider About the Contract” and the “Fee Table” sections earlier in this prospectus.

The Separate Account Annual Expenses are composed of a mortality and expense risk charge currently assessed at an annual rate of 1.00% and an administrative fee currently assessed at an annual rate of .35% of your Accumulation Value We deduct the charges on a daily basis through the calculation of the Accumulation Unit value of the Subaccounts.

The mortality risk we bear arises, in part, from our obligation to make monthly annuity payments regardless of how long the Annuitant or any individual may live. These payments are guaranteed in accordance with the annuity tables and other provisions contained in your Contract. This assures you that neither the longevity of the Annuitant , nor an unanticipated improvement in general life expectancy, will have any adverse effect on the monthly annuity payments the Annuitant will receive under the Contract. Our obligation, therefore, relieves the Annuitant from the risk that he or she will outlive the funds accumulated for retirement. The mortality risk also arises, in part, because of the risk that the Death Benefit may be greater than the Accumulation Value. We also assume the risk that other expense charges may be insufficient to cover the actual expenses we incur. The administration fee covers record keeping and other expenses we incur maintaining the Contracts.

The level of the charges is guaranteed for the life of the Contract and may not be increased after the Contract is issued. We expect to profit from these charges and may use the profit for any purpose including paying distribution expenses.

Investment Portfolio Charges

The portfolios impose management fees and other charges that are deducted from investment portfolio assets. The fees and expenses assessed by each investment portfolio will vary. See the portfolio prospectus for more information.

If a portfolio imposes liquidity fee or redemption fee on certain transactions (pursuant to SEC rules 2a-7 and 22c-2 under the Investment Company Act of 1940), the fee will be passed through and charged to the applicable Owner.

State Premium Taxes

The Company reserves the right to deduct on full surrender, death, or the Maturity Date a charge for any state premium taxes levied by a state or any other government entity. State premium taxes vary based on your state of residence and currently range from 0% to 3.5%. State premium taxes are subject to change.

Other Taxes

At the present time, we do not deduct any charges for any federal, state, or local taxes (other than state premium taxes) that we incur which may be attributable to the Separate Account or to the Contracts. We reserve the right to impose a charge for any such tax.

MATURITY DATE

The Maturity Date is the date on which income payments will begin under the annuity option you have selected. The earliest possible Maturity Date under the Contract is the 1st Contract Anniversary at which time you may Annuitize your full Contract Value (less any state premium taxes). The maximum Maturity Date is the Contract Anniversary immediately following the Annuitant’s 115th birthday. You may change the Maturity Date to an earlier Contract anniversary by sending Written Notice to our Customer Service Center. We must receive your Written Notice at least 30 days prior to the original Maturity Date. The selection of a Maturity Date at the Annuitant’s advanced age could have tax consequences so you should consult a tax adviser.

If you have not previously specified otherwise and have not elected certain systematic withdrawal options, then on the Maturity Date you may:

1.	take the Contract Value, less any state premium tax and any surrender charge, in one lump sum, or

2.	convert the Contract Value, less any state premium tax and any surrender charge, into an annuity payable to the Payee under one of the payment options as described below.

Electing an Income Payment Option

You may apply the proceeds of a surrender to affect an annuity payment option. Unless you choose otherwise, on the Maturity Date your Contract Value (less any state premium taxes and any surrender charge) will be applied to a 10 year certain and life fixed annuity payment option. The first monthly annuity payment will be made within one month after the Maturity Date.

Only fixed payment options are available. Variable payment options are not available under this Contract. Fixed payment options are obligations of the insurer’s general account and are subject to the insurer’s claims-paying ability.

Currently, income payment options are only available if the proceeds applied are $2,000 or more and the annual payment is more than $240. We reserve the right to change the payment frequency so that payments are at least $100.

The Annuitant’s actual age will affect each Payment Amount for annuity payment options involving life income. The amount of each annuity payment to older Annuitants will be greater than for younger Annuitants because payments to older Annuitants are expected to be fewer in number. For annuity payment options that do not involve life payment, the length of the payment period will affect the amount of each payment. With a shorter period, the amount of each annuity payment will be greater. Payments that occur more frequently will be smaller than those occurring less frequently.

The Payee or any other person who is entitled to receive payments may name a Beneficiary to receive any amount that we would otherwise pay to that person’s estate if that person died. The person who is entitled to receive payment may change the Beneficiary at any time.

Annuity payment options will be subject to our rules at the time of selection. We must approve any arrangements that involve a Payee who is not a natural person (for example, a corporation), or a Payee who is a fiduciary or an assignee. Also, the details of all arrangements will be subject to our rules at the time the arrangements take effect. This includes:

•	rules on the minimum amount we will pay under an option;

•	minimum amounts for installment payments, surrender or commutation rights (your rights to receive payments over time, for which we may offer you a lump sum payment);

•	the naming of people who are entitled to receive payment and their Beneficiaries; and

•	the ways of proving age, gender, and survival.

You must elect the payment option at least 30 days before the Maturity Date.

If your Contract is a Qualified Contract, payment options without a life contingency may not satisfy minimum required distribution rules. Consult a tax advisor before electing such an option.

Fixed Payment Options

Payments under the fixed options are not affected by the investment experience of any Investment Option. The Contract Value (less any state premium taxes and any surrender charge) as of the Maturity Date will be applied to the fixed option selected. We guarantee interest under the fixed options at a rate of 1.00% a year. We may also credit interest under the fixed payment options at a rate that is above the 1.00% guaranteed rate (this is at our complete discretion). Thereafter, interest or payments are fixed according to the annuity option chosen.

Income Payment Options

The following four payout options are available:

1.

Income for Specified Period: We pay installments for a specified period of 5 to 20 years. We will pay the amount applied in equal installments plus applicable interest (excess interest may be paid at our discretion). This option may not satisfy required minimum distribution rules for qualified Contracts. Consult a tax advisor before electing this option under a qualified Contract. However, by current company practice we may offer other options.

2.

Income for a Specified Amount: We pay income of the specified amount until the principal and interest are exhausted. The specified amount is subject to the limitation that principal and interest must be payable for at least 5 years and must be exhausted at the end of 20 years.

3.	Payment of Life Income: We will pay monthly income for life. You may choose from 1 of 2 ways to receive the income:

a.

Life Annuity: We will pay monthly income for life. With a life annuity payment option, payments will only be made as long as the Annuitant is alive. Therefore, if the Annuitant dies after the first payment, then only one payment will be made.

b.

Life Annuity With Certain Period: We will pay equal monthly payments for either 120 or 240 guaranteed payments, and then for as long as the Annuitant is living thereafter. The period certain options are 10 and 20 years. However, by current company practice we may offer other options.

4.

Joint and Survivor Income: We will make monthly payments until the last surviving Payee’s death. Therefore, if both Payees die after the first payment, then only one payment will be made. The Annuitant must be at least 50 years old and the Beneficiary/Payee must be at least 45 years old at the time of the first monthly payment.

FEDERAL TAX STATUS

Introduction

NOTE: We have prepared the following information on federal income taxes as a general discussion of the subject. It is not intended as tax advice to any individual. No attempt is made to consider any applicable state or other income tax laws, any state and local estate or inheritance tax, or other tax consequences of Ownership or receipt of distributions under the Contract. You should consult your own tax advisor about your own circumstances. We have included an additional discussion regarding taxes in the SAI.

Annuity Contracts in General

Deferred annuities are a way of setting aside money for future needs like retirement. Congress recognized how important saving for retirement is and provided special rules in the Internal Revenue Code for annuities.

Simply stated, these rules provide that generally you will not be taxed on the Gain, if any, on the money held in your annuity Contract until you take the money out. This is referred to as tax deferral. There are different rules as to how you will be taxed depending on how you take the money out and the type of Contract – qualified or nonqualified (discussed below).

You will generally not be taxed on increases in the value of your Contract until a distribution occurs – either as a surrender or as annuity payments.

When a non-natural person (e.g., corporation or certain other entities other than tax-qualified trusts) owns a Non-Qualified Contract, the Contract will generally not be treated as an annuity for tax purposes and any increase in the excess of the Contract Value over the investment in the Contract during the taxable year must generally be included in income. There are some exceptions to this rule and a prospective Owner that is not a natural person should discuss these with a tax advisor.

•	Qualified and Non-Qualified Contracts

If you invest in a variable annuity as part of an individual retirement plan, your annuity is called a Qualified Contract. If your annuity is independent of any formal retirement or pension plan, it is termed a Non-Qualified Contract. The tax rules applicable to qualified Contracts vary according to the type of retirement plan and the terms and conditions of the plan.

Qualified Contracts are issued in connection with the plans listed below. There is additional information about qualified Contracts in the SAI.

•

Individual Retirement Annuity (IRA): A traditional IRA allows individuals to make contributions, which may be deductible, to the annuity. Distributions from an IRA are generally subject to tax and, if made before age 59 1⁄2, may be subject to a 10% penalty tax.

•

Roth IRAs, as described in Code section 408A, permit certain eligible individuals to make non-deductible contributions to a Roth IRA in cash or as a rollover or transfer from another Roth IRA or other IRA. A rollover from or conversion of an IRA to a Roth IRA is generally subject to tax. The Owner may wish to consult a tax adviser before combining any converted amounts with any other Roth IRA contributions, including any other conversion amounts from other tax years. Distributions from a Roth IRA generally are not taxed, except that, once aggregate distributions exceed contributions to the Roth IRA, income tax and a 10% penalty tax may apply to distributions made (1) before age 59 1⁄2 (subject to certain exceptions) or (2) during the five taxable years starting with the year in which the first contribution is made to any Roth IRA. A 10% penalty tax may apply to amounts attributable to a conversion from an IRA if they are distributed during the five taxable years beginning with the year in which the conversion was made.

Distributions that are rolled over to another IRA within 60 days are not immediately taxable, however only one such rollover is permitted each year. An individual can make only one rollover from an IRA to another (or the same) IRA in any 12-month period, regardless of the number of IRAs that are owned. The limit will apply by aggregating all of an individual’s IRAs, including SEP and SIMPLE IRAs as well as traditional and Roth IRAs, effectively treating them as one IRA for purposes of the limit. This limit does not apply to direct trustee-to-trustee transfers or conversions of an IRA to a Roth IRA.

•	Minimum Distribution Rules and Eligible Rollover Distributions

Qualified Contracts have minimum distribution rules that govern the timing and amount of distributions. If you are attempting to satisfy these rules before the Maturity Date, the value of any enhanced Death Benefit may need to be included in calculating the amount required to be distributed. Consult with and rely upon your tax advisor. In addition, the income for a specified period option may not always satisfy minimum required distribution rules. Consult with and rely upon your tax advisor before electing this option. Please refer to the SAI for detailed information on when distributions must begin from qualified Contracts and how Death Benefit proceeds must be distributed.

•	Diversification and Distribution Requirements

The Internal Revenue Code provides that the underlying investments for a nonqualified variable annuity must satisfy certain diversification requirements in order to be treated as an annuity. The annuity must also meet certain distribution requirements at the death of the Annuitant or an Owner in order to be treated as an annuity Contract. These diversification and distribution requirements are discussed in the SAI. Midland National may modify the Contract to attempt to maintain favorable tax treatment.

•	Owner Control

In certain circumstances, a variable Contract Owner may be considered the Owner of the assets of a segregated account, such as the Registered Separate Account, if the IRS deems the Owner to possess “Ownership” in those assets, such as the ability to exercise investment control over the assets. If the Contract Owner is deemed to have “investor control” over the underlying Investment Options, then the Contract Owner will be taxed currently on income and recognized gains under the Contract. The IRS has issued Revenue Ruling 2003-91 providing a safe harbor when the facts of the ruling are present. The ruling goes on to state that whether a Contract Owner has sufficient investor control over the assets depends on the facts and circumstances. Due to the uncertainty in this area, we reserve the right to modify the Contract in an attempt to maintain favorable tax treatment. However, there is no assurance that such modifications would be successful.

•	Surrenders and Partial Withdrawals

If you make a partial withdrawal from a Non-Qualified Contract before the annuity commencement date, the Internal Revenue Code treats that surrender as first coming from Gain and then from your premium payments. When you make a partial withdrawal, you are taxed on the amount of the surrender that is Gain. If you make a full surrender, you are generally taxed on the amount that your surrender proceeds exceed the “investment in the Contract,” which is generally your premiums paid (adjusted for any prior partial withdrawals that came out of the premiums). Withdrawals from Non-Qualified Contracts to pay third party registered investment advisor fees are treated as taxable withdrawals. Different rules apply for annuity payments and under Qualified Contracts. See “Annuity Payments” below.

In the case of a withdrawal under a Qualified Contract, a ratable portion of the amount received is taxable, generally based on the ratio of the “investment in the Contract” to the individual’s total account balance or accrued benefit under the retirement plan. The “investment in the Contract” generally equals the amount of your non-deductible premium payments. In many cases, the “investment in the Contract” under a Qualified Contract can be zero.

The Internal Revenue Code also provides that surrendered Gain may be subject to a penalty. The amount of the penalty is equal to 10% of the amount that is includable in income. Some surrenders will be exempt from the penalty. In general, in the case of a distribution from a Non-Qualified Contract, this includes any amount:

•	paid on or after the taxpayer reaches age 59 1⁄2;

•	paid after an Owner dies;

•	paid if the taxpayer becomes totally disabled (as that term is defined in the Internal Revenue Code);

•	paid in a series of substantially equal payments made annually (or more frequently) under a lifetime annuity;

•	paid under an immediate maturity; or

•	which come from premium payments made prior to August 14, 1982.

Special rules may be applicable in connection with the exceptions enumerated above. Also, additional exceptions apply to distributions from a Qualified Contract. You should consult your tax adviser with regard to exceptions from the penalty tax.

•	Multiple Contracts

All nonqualified deferred Contracts that are issued by Midland National (or its affiliates) to the same Owner during any calendar year are treated as one annuity for purposes of determining the amount includable in the Owner’s income when a taxable distribution occurs.

•	Withholding

Distributions from Qualified and Non-Qualified Contracts are generally subject to withholding for your federal income tax liability. The withholding rate varies according to the type of distribution and your tax status except with respect to eligible rollover distributions, as described above. You will be provided the opportunity to elect not to have tax withheld from distributions when allowed by law.

•	Annuity Payments

Although the tax consequences may vary depending on the annuity payment option you select, in general, for Non-Qualified and certain Qualified Contracts, only a portion of the annuity payments you receive will be includable in your gross income.

In general, the excludable portion of each annuity payment you receive will be determined by dividing the “investment in the Contract” on the Maturity Date by the total expected value of the annuity payments for the term of the payments. This is the percentage of each annuity payment that is excludable.

The remainder of each annuity payment is includable in gross income. Once the “investment in the Contract” has been fully recovered, the full amount of any additional annuity payments is includable in gross income.

If, after Annuitization , annuity payments stop because an Annuitant has died, the excess (if any) of the “investment in the Contract” as of the Annuitization over the aggregate amount of annuity payments received that was excluded from gross income is generally allowable as a deduction for your last taxable year.

•	Partial Annuitization

If part of an annuity Contract’s value is applied to an annuity option that provides payments for one or more lives and for a period of at least ten years, those payments may be taxed as annuity payments instead of withdrawals. None of the payment options under the Contract are intended to qualify for this “partial Annuitization” treatment and, if you apply only part of the value of the Contract to a payment option, we will treat those payments as withdrawals for tax purposes.

•	Investment Income Surtax

Distributions from non-qualified annuity Contracts will be considered “investment income” for purposes of the investment income tax on investment income. Thus, in certain circumstances, a 3.8% tax may be applied to some or all of the taxable portion of distributions (e.g., earnings) to individuals whose income exceeds certain threshold amounts. Please consult a tax advisor for more information.

•	Definition of Spouse under Federal Law

The Contract provides that upon your death, a surviving spouse may have certain continuation rights that he or she may elect to exercise for the Contract’s Death Benefit and any joint-life coverage under an optional living benefit. All Contract provisions relating to spousal continuation are available only to a person who meets the definition of “spouse” under federal law. The U.S. Supreme Court has held that same-sex marriages must be permitted under state law and that marriages recognized under state law will be recognized for federal law purposes. Domestic partnerships and civil unions that are not recognized as legal marriages under state law, however, will not be treated as marriages under federal law. Consult a tax advisor for more information on this subject.

•	Annuity Contracts Purchased by Nonresident Aliens and Foreign Corporations

The discussion above provided general information regarding U.S. federal income tax consequences to annuity Owners that are U.S. persons. Taxable distributions made to Owners who are not U.S. persons will generally be subject to U.S. federal income tax withholding at a 30% rate, unless a lower treaty rate applies. In addition, such distributions may be subject to state and/or municipal taxes and taxes that may be imposed by the Owner’s country of citizenship or residence. Additional withholding may occur with respect to entity purchasers (including foreign corporations, partnerships, and trusts) that are not U.S. residents. Prospective foreign Owners are advised to consult with a qualified tax advisor regarding U.S., state, and foreign taxation for any annuity Contract purchase.

•	Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of the Annuitant (only if the Owner is a non-natural person) or an Owner. Generally, such amounts should be includable in the income of the recipient:

•	if distributed in a lump sum, these amounts are taxed in the same manner as a full surrender; or

•	if distributed under an annuity payment option, these amounts are taxed in the same manner as annuity payments.

•	Transfers, Assignments or Exchange of Contracts

A transfer of Ownership or absolute assignment of a Contract, the designation of an Annuitant or Payee or other Beneficiary who is not also the Owner, the selection of certain Maturity Date, or a change of Annuitant, may result in certain income or gift tax consequences to the Owner that are beyond the scope of this discussion. An Owner contemplating any such transfer, assignment, selection, or change should contact a competent tax advisor with respect to the potential tax effects of such a transaction.

Transfers of Non-Qualified Contracts for less than full and adequate consideration by the Owner at the time of such transfer, will trigger taxable income on the Gain in the Contract, with the transferee getting a step-up in basis for the amount included in the Owner’s income. This provision does not apply to transfers between spouses or transfers incident to a divorce.

•	Possible Tax Law Changes

Although the likelihood of legislative changes is uncertain, there is always the possibility that the tax treatment of the Contract could change by legislation or otherwise. You should consult a tax advisor with respect to legal developments and their effect on the Contract.

•	Federal Estate, Gift and Generation-Skipping Transfer Taxes

While no attempt is being made to discuss the Federal estate tax implications of the Contract, a purchaser should keep in mind that the value of an annuity Contract owned by a decedent and payable to a Beneficiary by virtue of surviving the decedent is included in the decedent’s gross estate. Depending on the terms of the annuity Contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated Beneficiary or the actuarial value of the payments to be received by the Beneficiary. Consult with and rely on an estate planning advisor for more information.

Under certain circumstances, the Code may impose a generation-skipping transfer (“GST”) tax when all or part of an annuity Contract is transferred to, or a Death Benefit is paid to, an individual two or more generations younger than the Owner. Regulations issued under the Code may require us to deduct the tax from your Contract, or from any applicable payment, and pay it directly to the IRS.

The potential application of these taxes underscores the importance of seeking guidance from a qualified adviser to help ensure that your estate plan adequately addresses your needs and those of your beneficiaries under all possible scenarios.

•	Annuity Purchases by Residents of Puerto Rico

The Internal Revenue Service has announced that income received by residents of Puerto Rico under life insurance or annuity Contracts issued by a Puerto Rico branch of a United States life insurance company is U.S.-source income that is generally subject to United States Federal income tax.

•	Foreign Tax Credits

We may benefit from any foreign tax credits attributable to taxes paid by certain portfolios to foreign jurisdictions to the extent permitted under Federal tax law.

MIDLAND NATIONAL LIFE INSURANCE COMPANY

We are Midland National Life Insurance Company, a stock life insurance company. We were organized in 1906, in South Dakota, as a mutual life insurance company at that time named “The Dakota Mutual Life Insurance Company.” We were reincorporated as a stock life insurance company, in 1909. Our name “Midland” was adopted in 1925. We were redomesticated to Iowa in 1999. We are licensed to do business in 49 states, the District of Columbia, Puerto Rico, the Virgin Islands, Guam and the Mariana Islands. Our Principal Office address is:

Midland National Life Insurance Company

800 Mills Civic Parkway

West Des Moines, IA 50266

Phone: (877) 586-0240 (toll-free)

Please note all inquiries, correspondence and premium payments should be sent to our Customer Service Center.

We are regulated and supervised by the Iowa Insurance Department. We are subject to the insurance laws and regulations in every jurisdiction where we sell insurance and annuity Contracts.

Midland National is a subsidiary of Sammons Enterprises, Inc., Dallas, Texas. Sammons Enterprises has controlling or substantial stock interests in a large number of other companies engaged in the areas of insurance, corporate services, and industrial distribution.

Our Financial Condition

As an insurance company, we are required by state insurance regulation to hold a specified amount of reserves in order to meet all of the Contractual obligations of our general account to our Owners. We monitor our reserves so that we hold sufficient amounts to cover actual or expected Contract and claims payments. It is important to note, however, that there is no guarantee that we will always be able to meet our claims-paying obligations, and that there are risks to purchasing any insurance product.

State insurance regulators also require insurance companies to maintain a minimum amount of capital, which acts as a cushion in the event that the insurer suffers a financial impairment, based on the inherent risks in the insurer’s operations. These risks include those associated with losses that we may incur as the result of defaults on the payment of interest or principal on our General Account assets, as well as the loss in market value of those investments. We may also experience liquidity risk if our General Account assets cannot be readily converted into cash to meet obligations to our Owners or to provide collateral necessary to finance our business operations.

We encourage both existing and prospective Owners to read and understand our financial statements, which are included in the Statement of Additional Information (“SAI”). You can obtain a free copy of the SAI by writing to us at our Customer Service Center P.O. Box 10385 Des Moines, IA 50306-0385, calling us at (866) 747-3421, or faxing us at (866) 511-7038. The overnight mailing address is Midland National Customer Service Center, 8300 Mills Civic Parkway, West Des Moines, IA 50266-3833.

THE REGISTERED SEPARATE ACCOUNT

Registered Separate Account. The Midland National Life Separate Account C invests your premiums that are allocated to, and Contract Value that is transferred to, the Subaccounts. The Registered Separate Account was established under the insurance laws of the State of South Dakota in March 1991 and is now governed by Iowa law. It is registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940.

We are the legal Owner of all assets held in the Registered Separate Account and use the assets to support your Contract and other variable annuity Contracts. We may permit charges owed to us to stay in the Registered Separate Account. Thus, we may also participate proportionately in the Registered Separate Account. These accumulated amounts belong to us and we may transfer them from the Registered Separate Account to our general account. The assets in the Registered Separate Account equal to the reserves and other liabilities of the Registered Separate Account may not be charged with liabilities arising out of our other business. The obligations under the Contracts are our obligations. The income, gains and losses (realized and unrealized) of the Registered Separate Account are credited to or charged against the Registered Separate Account without regard to our other income, gains, or losses. Under certain unlikely circumstances, one Subaccount of the Registered Separate Account may be liable for claims relating to the operations of another Subaccount.

Our Right to Change How We Operate the Registered Separate Account.

We have the right to modify how we operate the Separate Account. In making any changes, we may not seek approval of Owners (unless approval is required by law). We have the right to:

•	add Investment Options to, or remove Investment Options from our Separate Account;

•	combine two or more Subaccounts;

•	withdraw assets relating to our variable annuities from one Subaccount and put them into another. However, if required, we would first seek approval from the Securities and Exchange Commission;

•

eliminate a portfolio’s shares and substitute shares of another portfolio or another open-end, registered investment company. This may happen if the portfolio’s shares are no longer available for investment or, if in our judgment, further investment in the portfolio is inappropriate in view of the Separate Account’s purposes. However, if required, we would first seek approval from the Securities and Exchange Commission and the insurance regulator where the Contract is delivered;

•	end the registration of our Separate Account under the Investment Company Act of 1940;

•

operate our Separate Account under the direction of a committee or discharge such a committee at any time (the committee may be composed entirely of “interested persons” of Midland under the Investment Company Act of 1940); and

•

operate our Separate Account or one or more of the Subaccounts in any other form the law allows, including a form that allows us to make direct investments. In addition, we may disapprove any change in investment advisors or investment policies unless a law or regulation provides differently.

If any changes are made that result in a material change to any Subaccount, then you will be notified. We may, for example, cause the Subaccount to invest in another mutual fund other than or in addition to the current portfolios.

If automatic allocations (such as premiums automatically deducted from your bank account, or dollar cost averaging or automatic rebalancing) are being made into an Subaccount that is removed or no longer available, and if you do not give us other instructions, then any amounts that would have gone into the removed or closed Subaccounts will be allocated to a Money Market Fund Subaccount.

If you are enrolled in a dollar cost averaging, automatic rebalancing or a comparable program when an underlying investment portfolio merger, substitution or liquidation takes place, unless otherwise noted in a communication from us, your Accumulation Value invested in such Subaccounts will be transferred automatically to the designated surviving Subaccount, in the case of mergers; the replacement Subaccount, in the case of substitutions; and in the Money Market Fund in the case of liquidations. Your DCA or automatic rebalancing enrollment instructions will be automatically updated to reflect the surviving Subaccount, the replacement Subaccount or a Money Market Fund for any continued and future transfers or premium payments.

If you want to transfer the amount in an Subaccount that is changed as a result of a fund merger, substitution or liquidation, you may do so, without charge, by writing to our Customer Service Center.

THE NON-REGISTERED SEPARATE ACCOUNT

To support our obligations under the Cycle Investments we have established under the Iowa Insurance Law, and hold assets in, the “non-unitized” separate account. The income, gains and losses, realized or unrealized, from assets allocated to the separate account will be credited to or charged against the account, without regard to other income, gains or losses of the Company.

We are the sole owner of the assets of the Non-Registered Separate Account. We may invest and trade the assets of the separate account in any manner we choose. The only restrictions on our investments of the assets held in the Non-Registered Separate Account are those set forth by Iowa Insurance Laws. While we plan to invest the assets of the separate account in a manner that generates a return that approximates the change in the applicable Index, subject to the Cap Rate, the Floor Rate and Buffer Rate, all benefits payable are determined according to the applicable Cycle Investment Unit Value. The amounts payable under this Contract are determined by the unit value, regardless of the performance of the assets held in the Non-Registered Separate Account. The Contract Owner does not participate in the performance of the assets held in the separate account.

We may, subject to applicable state law, transfer all assets allocated to the separate account to our general account.

The separate account is not required to be registered, and is not registered, as an investment company under the Investment Company Act of 1940.

Our current plan is to invest Non-Registered Separate Account assets in fixed-income obligations, including but not limited to corporate bonds, mortgage-backed and asset-backed securities, government and agency issues and derivative contracts including but not limited to option contracts. We may also invest in interest rate swaps. Although the above generally describes our plan for investing the assets supporting our obligations under the Cycle Investments, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

No Contract Owner participates in the investment results of any assets we hold in relation to the Cycles.

While we hold assets in the Non-Registered Separate Account we have established under the Iowa Insurance Law to support our obligations under Cycle Investments, those investments are general account obligation.

MODIFICATION TO THE CONTRACT

Upon notice to you, we may modify the Contract to:

(a)	permit the Contract or the Separate Accounts to comply with any applicable law or regulation issued by a government agency;

(b)	assure continued qualification of the Contract under the Internal Revenue Code or other federal or state laws relating to retirement annuities or variable annuity Contracts;

(c)	reflect a change in the operation of the Separate Accounts; or

(d)	provide additional Investment Options.

In the event of such modifications, we will make an appropriate endorsement to the Contract.

INQUIRIES AND CORRESPONDENCE

If you have any questions about your Contract or need to make changes, then contact the registered representative who sold you the Contract, or contact us at our Customer Service Center:

P.O. Box 10385

Des Moines, IA 50306-0385 (Regular Mail)

8300 Mills Civic Parkway

West Des Moines, IA 50266-3833 (Overnight Mail)

Phone : (866) 747-3421 (toll-free)

Fax : (866) 511-7038 (toll-free)

You currently may send correspondence and transaction requests to us at the above Customer Service Center address or by facsimile or telephone at the numbers listed above. Our service representatives are available between the hours of 7:30 a.m. and 5:00 p.m. Monday through Friday (Central Standard Time), excluding holidays and any day the New York Stock Exchange is not open. Any requests for partial withdrawals, transfers, and surrenders sent to another number or address may not be considered received at our Customer Service Center and will not receive that day’s price. The procedures we follow for facsimile requests include a written confirmation sent directly to you following any transaction request. We will employ reasonable procedures to confirm that instructions communicated by telephone or facsimile are genuine. We may revoke facsimile, internet and telephone transaction privileges at any time for some or all Owners.

The procedures we follow for transactions initiated by telephone may include requirements that callers identify themselves and the Owner by name, social security number, date of birth of the Annuitant or an Owner, or other identifying information. We disclaim any liability for losses resulting from unauthorized or allegedly unauthorized facsimile, internet or telephone requests that we believe to be genuine. We may record all telephone requests. There are risks associated with requests made by facsimile (possible falsification of faxed documents by others), internet or telephone (possible falsification of Owner identity) when the original signed request is not sent to our Customer Service Center. You bear those risks.

Facsimile, internet, and telephone correspondence and transaction requests may not always be available. Facsimile, internet, and telephone systems can experience outages or slowdowns for a variety of reasons. These outages or slowdowns may prevent or delay our receipt of your request. If you are experiencing problems, you should mail your correspondence and transaction request to our Customer Service Center.

Change of Address Notification. To protect you from fraud and theft, we may verify any changes in address you request by sending a confirmation of the change to both your old and new addresses. We may also call you to verify the change of address.

LEGAL PROCEEDINGS

Midland National Life Insurance Company and its subsidiaries, like other life insurance companies, may be involved in lawsuits, including class action lawsuits. In some class action and other lawsuits involving insurers, substantial damages have been sought and/or material settlement payments have been made. Although the outcome of any litigation cannot be predicted with certainty, midland national life insurance company believes that, as of the date of this prospectus, there are no pending or threatened lawsuits that will have a materially adverse impact on the Registered Separate Account, on the ability of Sammons Financial Network, LLC (“Sammons Financial Network”) to perform under its distribution agreement, or on the ability of the company to meet its obligations under the contract.

DISTRIBUTION OF THE CONTRACT

We have entered into a distribution agreement with our affiliate, Sammons Financial Network for the distribution and sale of the Contracts. Sammons Financial Network is a Delaware limited liability company and its principal office is located at 8300 Mills Civic Parkway, West Des Moines, IA 50266. Sammons Financial Network is an indirect wholly owned subsidiary of Sammons Enterprises, Inc., of Dallas, Texas, the ultimate parent company of Midland National Life Insurance Company. Sammons Financial Network may enter into written sales agreements with other broker-dealers (“selling firms”) for the sale of the Contracts. We pay commissions to Sammons Financial Network for sales of the Contracts.

Sales commissions are based on each Premium payment. The maximum commission payable on a Premium payment is 6.50%. Where lower commissions are paid on premium payments, we may also pay trail commissions up to 1.00% beginning in the second Contract Year.

We also pay for Sammons Financial Network’s operating and other expenses, including the following sales expenses: sales representative training allowances; compensation and bonuses for the Sammons Financial Network’s management team; advertising expenses; and all other expenses of distributing the Contracts.

Sammons Financial Network pays selling firms all or a portion of the commissions received for their sales of the Contract. Registered representatives and their managers are also eligible for various cash benefits, such as bonuses, insurance benefits and financing arrangements, and non-cash compensation items that we may provide jointly with Sammons Financial Network.

Non-cash items that we and Sammons Financial Network may provide include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items.

A portion of the payments made to selling firms may be passed on to their registered representatives in accordance with their internal compensation programs. Those programs may also include other types of cash and non-cash compensation and other benefits. Ask your registered representative for further information about what your registered representative and the selling firm for which he or she works may receive in connection with your purchase of a Contract.

In addition to ordinary commissions, Sammons Financial Network operating and other expenses and non-cash items, we provide payments to certain third parties for training, product development, marketing and development efforts with selling firms, and other wholesaling and relationship management services. It is possible that these third parties, or their personnel, may also act as your registered investment advisor providing advice with respect to portfolio allocations in the Contract. Please be certain to review your registered investment advisor’s Form ADV Part 2A and 2B carefully for disclosure about their compensation and conflicts of interest in connection with the Contracts.    Also note that your investment advisor could also be the broker-dealer, or a registered representative of the broker-dealer, who sold you the Contract; in that case, they would also receive commissions and other compensation for selling you the Contract, in addition to any investment advisory fees that you pay to your registered investment advisor (either directly or through partial withdrawals of your Accumulation Value in the Contract).

We intend to recoup commissions and other sales expenses indirectly through the following fees and charges deducted under the Contract: (a) the mortality and expense risks charge; (b) asset based administration charges, and (c) payments, if any, received from the investment portfolios, their distributors, service providers and/or managers. Commissions and other incentives or payments described above are not charged directly to you but they are reflected in the fees and charges that you do pay directly or indirectly.

PORTFOLIO VOTING RIGHTS

We invest the assets of our Registered Separate Account in shares of the investment portfolios. Midland National is the legal Owner of the shares and has the right to vote on certain matters. Among other things, we may vote:

•	to elect the Funds’ or Trust’s Board of Directors/Trustees,

•	to ratify the selection of independent auditors for the portfolios,

•	on any other matters described in the portfolios’ current prospectuses or requiring a vote by shareholders under the Investment Company Act of 1940, and

•	in some cases, to change the investment objectives and Contracts.

Even though we own the shares, we may give you the opportunity to tell us how to vote the number of shares that are allocated to your Contract. If the federal securities laws or regulations or interpretations of them change so that we are permitted to vote shares of the portfolio in our own right or to restrict Owner voting, then we may do so.

Fund companies determine if and how often shareholder meetings are held. As we receive notice of these meetings, we will ask for your voting instructions. The portfolios are not required to and generally do not hold a meeting in any given year.

If we do not receive instructions in time from all Owners, then we currently intend to vote those shares in the same proportion as we vote shares for which we have received instructions in that portfolio. We currently intend to vote any portfolio shares that we alone are entitled to vote in the same proportions that Owners vote. The effect of this proportional voting is that a small number of Owners may control the outcome of a vote.

How We Determine Your Voting Shares

You may participate in voting only on matters concerning the portfolios in which your Accumulation Value has been invested. We determine your voting shares in each Investment Option by dividing the amount of your Accumulation Value allocated to that Subaccount by the net asset value of one share of the corresponding portfolio. This is determined as of the record date set by the Fund’s/Trust’s Board of Directors/Trustees for the shareholders meeting.

If you have a voting interest, then we will provide you proxy material and a form for giving us voting instructions. In certain cases, we may disregard instructions relating to changes in the portfolio’s adviser or the investment adviser Contracts of the portfolios.

Voting Privileges of Participants in Other Companies

Other insurance companies own shares in the investment portfolios to support their variable life insurance and variable annuity products. We do not foresee any disadvantage to this. Nevertheless, each Fund’s/Trust’s Board of Directors/Trustees will monitor events to identify conflicts that may arise and determine appropriate action. If we disagree with any investment portfolio action, then we will see that appropriate action is taken to protect our Owners. If we ever believe that any of the investment portfolios are so large as to materially impair its investment performance, then we will consider exercising our right to remove or close the investing Subaccount.

OTHER INFORMATION

Suitability of the Contract

Because of the fees and expenses and possible loss of principal, the Contracts are not appropriate for short-term investment. In addition, Non-Qualified Contracts may be most appropriate for those who have already made maximum use of other tax favored investment plans such as 401(k) plans. The tax-deferred feature of the Contract is most favorable to those in high tax brackets. The tax-deferred feature is not necessary for a tax-qualified plan. In such instances, purchasers should consider whether other features, such as the Death Benefit and lifetime annuity payments make the Contract appropriate for their purposes. Before purchasing a Contract for use in a qualified plan, you should obtain competent tax advice both as to the tax treatment of the Contract and the suitability of the investment for your particular situation.

This Contract is not designed for resale or speculation, arbitrage, viatical settlements or any type of collective investment scheme. This Contract may not be traded on any stock exchange or secondary market. By purchasing this Contract, you represent and warrant that you are not purchasing or intending to use this Contract, for resale, speculation, arbitrage, viatical settlements or any type of collective investment scheme.

Other Products

We may offer other variable annuity Contracts through our Registered Separate Account that also invest in some of the same portfolios. These annuity Contracts may have different charges and may offer different benefits. We encourage you to carefully consider the costs and benefits of the Contract to ensure that it is consistent with your personal investment goals and needs. To obtain more information about these annuity Contracts, contact your registered representative, or call us at (866) 747-3421.

Electronic Delivery

You may elect to receive prospectuses, transaction confirmations, reports and other communications in electronic format, instead of receiving paper copies of these documents. The electronic delivery service is subject to various terms and conditions, including a requirement that you promptly notify us of any change in your e-mail address, in order to avoid any disruption of deliveries to you. You may elect to discontinue e-Delivery at any time and may also request paper copies of any documents by contacting our Customer Service Center. You may obtain more information and assistance at www.SRSLiveWell.com or by writing us at our mailing address P.O. Box 10385 Des Moines, IA 50306-0385or by telephone at (866) 747-3421.

Reports to Owners

We send you a quarterly report within 31 days after the end of each calendar quarter showing the Contract Value, Surrender Value, and the Death Benefit as of the end of the Calendar Quarter. The report will also show the allocation of your Contract Value and reflects amounts deducted since the last report.

Confirmation notices will be sent to you for premiums, partial withdrawals, surrenders, transfers of amounts between Investment Options and certain other financial transactions within 5 Business Days of processing.

You should promptly notify our Customer Service Center of any errors or discrepancies. We will review and correct any errors.

Unless you specifically request paper copies, we will make semi-annual reports with financial information on the portfolios available on a website. Each time a report is posted, we will send you a notice that includes a link to the report.

Assigning Your Contract

In general, you may assign your rights in a Non-Qualified Contract. You must send a copy of the assignment to our Customer Service Center. The assignment does not take effect until we accept and approve it. We reserve the right, except to the extent prohibited by applicable laws, regulations, or actions of the state insurance commissioner, to refuse assignments or transfers at any time on a non-discriminatory basis. We are not responsible for the validity of the assignment or for any payment we make or any action we take before we record notice of the assignment. An absolute assignment is a change of Ownership. There may be tax consequences.

This Contract is not designed for resale, speculation, arbitrage, viatical settlements or any other type of collective investment scheme. This Contract may not be traded on any stock exchange or secondary market.

Payment of Contract Proceeds

We will generally pay any Death Benefits, withdrawals, or surrenders within seven days after receiving the required form(s) in Good Order at our Customer Service Center.

We may delay payment or transfers for one or more of the following reasons:

•	We cannot determine the amount of the payment,

•	the New York Stock Exchange is closed,

•	trading in securities has been restricted by the SEC,

•	an emergency exists or if for any reason it is not reasonably practicable to dispose of or fairly value the securities held in an Investment Option,

•	The SEC by order permits us to delay payment to protect our Owners, or

•	Your premium check(s) have not cleared your bank.

If, pursuant to SEC rules, any portfolio suspends payment of redemption proceeds including, in the case of a money market fund Subaccount, in connection with liquidation of the underlying portfolio or as a result of portfolio liquidity levels then we will delay payment of any transfer (including a transfer under a DCA program), partial withdrawal, surrender, or Death Benefit from the corresponding Subaccount until the suspension of redemptions is lifted or the portfolio pays redemption proceeds.

Federal laws designed to counter terrorism and prevent money laundering by criminals might in certain circumstances require us to reject a premium payment and/or “freeze” an Owner’s account. If these laws apply in a particular situation, we would not be allowed to process any request for withdrawals, surrenders, or Death Benefits, make transfers, or continue making annuity payments. If a Contract or Investment Option is frozen, the applicable Contract Value would be moved to a special segregated interest bearing account and held in that account until we receive instructions from the appropriate federal regulator. We may also be required to provide information about you and your Contract to the government agencies and departments.

WHERE TO FIND OTHER INFORMATION

APPENDIX A –INVESTMENT PORTFOLIOS AVAILABLE UNDER THE CONTRACT

The following is a list of the portfolios currently available under the Contract. More information about the Portfolio Companies is available in the prospectuses for the Portfolio Companies, which can be amended from time to time and can be found online at (________________)] You can also request this information at no cost by calling (                 ) or sending an email request to (                 ).

The current expenses and performance information below reflects fees and expenses of the Investment Portfolios, but does not reflect the other fees and expenses that your Contract may charge. Expenses would be higher and performance would be lower if these charges were included. Each investment portfolio’s past performance is not necessarily an indication of future performance.

[TO BE UPDATED BY AMENDMENT]

FUND TYPE	INVESTMENT PORTFOLIO AND ADVISER/ SUBADVISER	CURRET EXPENSE (expenses/ average assets)*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 Year	5 Year	10 Year
Allocation	Franklin Income VIP	%	%	%	%
Allocation	American Funds IS® Asset Allocation 4%		%	%	%

FUND TYPE	INVESTMENT PORTFOLIO AND ADVISER/ SUBADVISER	CURRET EXPENSE (expenses/ average assets)*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 Year	5 Year	10 Year
Allocation	Calvert VP SRI Balanced F	%	%	%	%

Allocation	Janus HendersonVIT Balanced Svc

Bond	PIMCO VIT Real Return Adv

Bond	Invesco Oppenheimer VI Total Return Bond II

Bond	Lord Abbett Series Bond-Debenture VC

Bond	Columbia VP Strategic Income 2

Bond	PIMCO VIT Low Duration Adv

Bond	PIMCO VIT Short-Term Adv

Bond	Western Asset Core Plus VIT II

Bond	Pioneer Bond VCT II

Bond	PIMCO VIT Total Return Adv

Bond	American Funds IS® US Government/AAA-Rtd Secs4

FUND TYPE	INVESTMENT PORTFOLIO AND ADVISER/ SUBADVISER	CURRET EXPENSE (expenses/ average assets)*	AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 Year	5 Year	10 Year
Emerging Markets	American Funds IS® New World 4

Foreign	Fidelity® VIP International Capital Appreciation Svc 2

Real Estate	MFS® VIT III Global Real Estate Service

Health	T Rowe Price Health Sciences Port II

Large Cap Blend	DWS Equity 500 Index VIP B

Large Cap Blend	American Funds IS® Growth-Income 4

Large Cap Growth	Fidelity® VIP Growth Opportunities Svc 2

Large Cap Growth	T. Rowe Price Blue Chip Growth Port II

Large Cap Growth	Alger Capital Appreciation S

Large Cap Growth	American Fund IS® Growth 4

Large Cap Value	American Century VP Disciplined Core Value II

FUND TYPE	INVESTMENT PORTFOLIO AND ADVISER/ SUBADVISER	CURRET EXPENSE (expenses/ average assets)*		AVERAGE ANNUAL TOTAL RETURNS (as of 12/31/2020)
			1 Year	5 Year	10 Year
Large Cap Value	American Century VP Value II
Mid-Cap Blend	Calvert VP SRI Mid Cap
Mid-Cap Growth	Invesco Oppenheimer VI Discovery Mid Cap Growth
Mid-Cap Value	American Century VP Mid Cap Value II
Small Cap Blend	Invesco Oppenheimer VT Mn Strt Small Cap II
Small Cap Growth	Lord Abbett Series Developing Growth VC
Small Cap Value	AB VPS Small/Mid-Cap Value B
Technology	Janus Henderson VIT Global Technology & Innovation Svc
World	Black Rock Global Alloaction V. I. III
World	Invesco Oppenheimer VI Global II

[*Current Expenses take into account expense reimbursement or fee waiver arrangements in place. Annual expenses for the Fund for the year ended December 31, 2020, reflect temporary fee reductions under such an arrangement.]

APPENDIX B – STATE VARIATIONS

[TO BE UPDATED BY AMENDMENT]

APPENDIX C – CYCLE INVESTMENT UNIT VALUE EXAMPLES

For each active Cycle, the Unit Value will be calculated on each Cycle Business Day based on each (A) Cycle’s Fair Value as determined by the Fair Value Calculation Agent (B) the number of Units inforce and (C) the Floor/Buffer protection.

FLOOR PROTECTION

Start Date

The initial unit Value will be set as $10 for each Cycle on the Start Date.

During the Cycle Term

Each Cycle Business Day prior to Cycle End Date, the Unit Value will be calculated as the lesser of:

(A)	The preliminary Unit Value

1.	Each Business Day the Fair Value of each Cycle will be determined by a Fair Value Calculation Agent.

2.	The preliminary Unit Value = Fair Value / number of Units

(B)	The Adjusted preliminary Unit Value

1.	The percentage gain in the Unit Value, prior to the Cycle End Date, is limited by the amount of time that elapsed since the Cycle Start Date.

2.	The preliminary Unit Value is adjusted for the Proportional Ceiling Rate = { Initial Unit Value } x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]}

Example 1: A Cycle that is 150 days since the Start Date, has a 3 year Cycle Term, a 20 % Cap Rate, a Fair Value of $1,250,000, and current number of Units of 100,000.

(A)	The preliminary Unit Value = Fair Value / number of Units = $1,250,000 / 100,000 = $12.50

(B)

The preliminary Unit Value adjusted for the Proportional Cap Rate = {Initial Unit Value} x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]} = $10 x {1+ 20% x (150/(365 x 3)} = $10.27

Unit Value = Lesser of (A) and (B) = Min {$12.50, $10.27} = $10.27

Example 2: A Cycle that is 150 days since the Start Date, has a 3 year Cycle Term, a 20 % Cap Rate, a Fair Value of $900,000, and current number of Units of 100,000.

(A)	The preliminary Unit Value = Fair Value / number of Units = $900,000 / 100,000 = $9.00

(B)

The preliminary Unit Value adjusted for the Proportional Cap Rate = {Initial Unit Value} x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]} = $10 x {1+ 20% x (150/(365 x 3)} = $10.27

Unit Value = Lesser of (A) and (B) = Min {$9.00, $10.27} = $9.00

During the Cycle Term prior to the Cycle End Date, no floor applies. Thus, during the Cycle Term, the decrease in the Unit Value is not limited by the floor protection.

Withdrawals from the Cycle prior to the Cycle End Date are permitted and the impact of the withdrawal on the amount of investment remaining in the Cycle is based on the dollar amount withdrawn and the Unit Value at the time of the Withdrawal.

(A)	The dollar amount of the Withdrawal is translated into number of Units withdrawn as (dollar amount of the Withdrawal) / (Unit Value at the time of the Withdrawal) = number of Units withdrawn.

(B)	The number of Units remaining after the Withdrawal = (number of Unit prior to Withdrawal) – (number of Units withdrawn [as calculated in (A) above]).

(C)	Value of the remaining investment in the Cycle = (number of Units remaining after the Withdrawal [as calculated in (B) above]) * (Unit Value at the time of the Withdrawal).

Example 1: A Cycle prior to the Cycle End Date has a current Unit Value of $10 and current number of Units of 10,000 has withdrawals of $10,000.

(A)	The number of Units withdrawn = (dollar amount of the Withdrawal) / (Unit Value at the time of the Withdrawal) = $10,000 / $10 = 1,000.

(B)	The number of Units remaining after the withdrawal = (number of Units prior to the Withdrawal) – (number of Units withdrawn) = 10,000 – 1,000 = 9,000.

(C)	The value of the remaining investment in the Cycle = (number of Units remaining after the Withdrawal) * (Unit Value at the time of the Withdrawal) = 9,000 * $10 = $90,000.

On the Cycle End Date

The Cycle End Date Unit Value will equal the Cycle End Date Preliminary Unit Value subject to being no greater than the Cycle End Date Unit Value Cap (See D below) and being no less that the Cycle End Date Unit Value Floor (see E below).

(A)	Initial Unit Value:

1.	The Initial Unit Value = $10

(B)	Change in the Index Value

The Change in the Index Value equals:

1.	The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Start Date, divided by.

2.	The last reported Value of the Index on the Start Date.

(C)	Cycle End Date Preliminary Unit Value

The Cycle End Date’s preliminary Unit Value equals:

1.	The Initial Unit Value multiplied by

2.	One plus the Change in Index Value, computed as set forth in (B ) above.

(D)	Cycle End Date Unit Value Cap

The Cycle End Date’s Unit Value Cap equals the Initial Unit Value multiplied by one plus the Cap Rate.

(E)	Cycle End Date Unit Value Floor

The Cycle End Date’s Unit Value Floor equals the Initial Unit Value multiplied by one plus the Cycle End Date Floor Rate.

(F)	Maturity Unit Value

Unit value is the greater of (E) versus the results of the lesser of (C) and (D).

Example 1: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,500, Index Value on the Start Date is 1,000, and the Maturity Floor Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (1,500 – 1,000)/1,000 = 50%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+50%) = $15.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Floor = $10 x (1+ -10%) = $9.00

Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max { $9.00 and Min($15.00 , $12.00)} = $12.00

Example 2: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Floor Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (800 – 1,000)/1,000 = -20%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+-20%) = $8.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Floor = $10 x (1+ -10%) = $9.00

Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max{ $9.00 and Min($8.00 , $12.00)} = $9.00

Example 3: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Floor Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (1,100 – 1,000)/1,000 = 10%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+10%) = $11.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Floor = $10 x (1+ -10%) = $9.00

Unit Value = (C) subject to being no greater than (D) and no less than (E) = Max{ $9.00 and Min($11.00 , $12.00)} = $11.00

The value of investment in a Cycle on the Cycle End Date is equal to the (number of Units at the Cycle End Date) * (Unit Value on the Cycle End Date).

Example 1: A Cycle on the Cycle End Date has a current Unit Value of $12.31 and current number of Units of 10,000 the value of the investments in the Cycle on the Cycle End Date is $12.31 * 10,000 = $123,100.

BUFFER PROTECTION

Start Date

The initial Unit Value will be set as $10 for each Cycle on the Start Date.

During the Cycle Term

Each Cycle Business Day prior to Cycle End Date, the Unit Value will be calculated as the lesser of:

(A)	The preliminary Unit Value

1.	Each Business Day the Fair Value of each Cycle will be determined by a Fair Value Calculation Agent.

2.	The preliminary Unit Value = Fair Value / number of Units

(B)	The Adjusted preliminary Unit Value

1.	The percentage gain in the Unit Value, prior to the Cycle End Date, is limited by the amount of time that elapsed since the Start Date.

2.	The preliminary Unit Value is adjusted for the Proportional Ceiling Rate = { Initial Unit Value } x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]}

Example 1: A Cycle that is 150 days since the Start Date, has a one year Cycle Term, a 20 % Cap Rate, a Fair Value of $1,250,000, and current number of Units of 100,000.

(A)	The preliminary Unit Value = Fair Value / number of Units = $1,250,000 / 100,000 = $12.50

(B)

The preliminary Unit Value adjusted for the Proportional Cap Rate = {Initial Unit Value} x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]} = $10 x {1+ 20% x (150/365)} = $10.82

Unit Value = Lesser of (A) and (B) = Min {$12.50, $10.82} = $10.82

Example 2: A Cycle that is 150 days since the Start Date, has a one year Cycle Term, a 20 % Cap Rate, a Fair Value of $900,000, and current number of Units of 100,000.

(A)	The preliminary Unit Value = Fair Value / number of Units = $900,000 / 100,000 = $9.00

(B)

The preliminary Unit Value adjusted for the Proportional Cap Rate = {Initial Unit Value} x {1 + ( Cap Rate) x [(number of days elapsed since Start Date) / (number of days In a Cycle Term)]}= $10 x {1+ 20% x (150/365)} = $10.82

Unit Value = Lesser of (A) and (B) = Min {$9.00, $10.82} = $9.00

During the Cycle Term prior to the Cycle End Date, no Buffer applies. Thus, during the Cycle Term, the decrease in the Unit Value is not limited by the Buffer protection.

Withdrawals from the Cycle prior to the Cycle End Date are permitted and the impact of the withdrawal on the amount of investment remaining in the Cycle is based on the dollar amount withdrawn and the Unit Value at the time of the Withdrawal.

(A)	The dollar amount of the Withdrawal is translated into number of Units withdrawn as (dollar amount of the Withdrawal) / (Unit Value at the time of the Withdrawal) = number of Units withdrawn.

(B)	The number of Units remaining after the Withdrawal = (number of Unit prior to Withdrawal) – (number of Units withdrawn [as calculated in (A) above]).

(C)	Value of the remaining investment in the Cycle = (number of Units remaining after the Withdrawal [as calculated in (B) above]) * (Unit Value at the time of the Withdrawal).

Example 1: A Cycle prior to the Cycle End Date has a current Unit Value of $10 and current number of Units of 10,000 has withdrawals of $10,000.

(A)	The number of Units withdrawn = (dollar amount of the Withdrawal) / (Unit Value at the time of the Withdrawal) = $10,000 / $10 = 1,000.

(B)	The number of Units remaining after the withdrawal = (number of Units prior to the Withdrawal) – (number of Units withdrawn) = 10,000 – 1,000 = 9,000.

(C)	The value of the remaining investment in the Cycle = (number of Units remaining after the Withdrawal) * (Unit Value at the time of the Withdrawal) = 9,000 * $10 = $90,000.

On the Cycle End Date

The Cycle End Date Unit Value will equal the Cycle End Date Preliminary Unit Value subject to being no greater than the Cycle End Date Unit Value Cap (See D below) and for losses that occur below the Cycle End Date Unit Value Buffer (see E below).

(A)	Initial Unit Value:

1.	The Initial Unit Value = $10

(B)	Change in the Index Value:

The Change in the Index Value equals:

1.	The last reported value of the Index on the Cycle End Date, minus the last reported value of the Index on the Cycle Start Date, divided by.

2.	The last reported Value of the Index on the Cycle Start Date.

(C)	Cycle End Date Preliminary Unit Value

The Cycle End Date’s preliminary Unit Value equals:

1.	The Initial Unit Value multiplied by

2.	One plus the Change in Index Value, computed as set forth in (B) above.

(D)	Cycle End Date Unit Value Cap

The Cycle End Date’s Unit Value Cap equals the Initial Unit Value multiplied by one plus the Cap Rate.

(E)	Cycle End Date Unit Value Buffer

If the Change in Index Value, as computed in (B) above, is greater than or equal to the Cycle Buffer Rate then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value. If the Change in the Index Value, as computed in (B) above, is less than the Cycle Buffer Rate then the Cycle’s End Date Unit Value Buffer equals the Initial Unit Value multiplied by one plus the quantity of the Change in Index Value minus the Buffer Rate.

(G)	Maturity Unit Value

Unit value is the greater of (E) versus the results of the lesser of (C) and (D).

Example 1: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 950, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (950 – 1,000)/1,000 = - 5.0%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+-5.0%) = $9.50

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of -5.0% is greater than Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is the Initial Unit Value of $10.00.

(

Unit Value = Greater of $10.00 versus Min{$9.50 , $12.00}, which is $10.00.

Example 2: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 800, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (800 – 1,000)/1,000 = - 20.0%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+-20.0%) = $8.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Buffer = $9.00; since the Change in Index Value of -20.0% is less than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10 * (1 + -20% - -10%) = $9.00.

Unit Value = Greater of $9.00 versus Min{$8.00 , $12.00}, which is $9.00.

Example 3: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,100, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (1,100 – 1,000)/1,000 = 10.0%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+10.0%) = $11.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 10% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.

Unit Value = Greater of $10 versus Min{$11.00 , $12.00}, which is $11.00.

Example 4: A Cycle matures, the Cap Rate is 20%, Index Value on the Cycle End Date is 1,500, Index Value on the Start Date is 1,000, and the Buffer Rate is -10%.

(A)	Initial Unit Value = $10.00

(B)	Change in Index Value = (1,500 – 1,000)/1,000 = 50.0%

(C)	Cycle End Date Preliminary Unit Value = $10 x (1+50.0%) = $15.00

(D)	Cycle End Date Unit Value Cap = $10 x (1+20%) = $12.00

(E)	Cycle End Date Unit Value Buffer = $10.00; since the Change in Index Value of 50% is greater than the Buffer Rate of -10%, the Cycle End Date Unit Value Buffer is $10.00.

Unit Value = Greater of $10 versus Min{$15.00 , $12.00}, which is $12.00.

The value of investment in a Cycle on the Cycle End Date is equal to the (number of Units at the Cycle End Date) * (Unit Value on the Cycle End Date).

Example 1: A Cycle on the Cycle End Date has a current Unit Value of $12.31 and current number of Units of 10,000 the value of the investments in the Cycle on the Cycle End Date is $12.31 * 10,000 = $123,100.

Cycle Investment

The Contract Holder’s Cycle Investment on any Cycle Business Day is the number of Units credited to the Contract Holder multiplied by the day’s Unit Value.

Example 1: On a Cycle Start Date a Contract Holder invests $100,000 in a Cycle. The initial Unit Value is $10. After 6 months, the Unit Value of the Cycle is $13.00.

(A)	Number of Units = $100,000/10 = 10,000 Units

(B)	Cycle Investment after 6 months = 10,000 x $13.00 = $130,000

Example 2: On a Cycle Start Date a Contract Holder invests $90,000 in a Cycle. The initial Unit Value is $10. After 3 months, the Unit Value of the Cycle is $8.50.

(A)	Number of Units = $90,000/10 = 9,000 Units

(B)	Cycle Investment after 3 months = 9,000 x $8.50 = $76,500

Example 3: On a Cycle Start Date a Contract Holder invests $250,000 in a Cycle. The initial Unit Value is $10. After 10 months, the Unit Value of the Cycle is $12.00.

(A)	Number of Units = $250,000/10 = 25,000 Units

(B)	Cycle Investment after 10 months = 25,000 x $12.00 = $300,000

APPENDIX D – INDEX DISCLAIMERS

The Cycle Investments track certain Securities Indices that are published by third parties. Midland National uses these Securities Indices under license from the Indices’ respective publishers. The following information about the Indices is included in this Prospectus in accordance with Midland National’s license agreements with the publishers of the Indices:

Standard & Poor’s requires that the following disclaimer be included in this prospectus:

The Cycle Investments are not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Contract or any member of the public regarding the advisability of investing in securities generally or in the Contract particularly or the ability of the S&P 500 Index (the “Index”) to track general stock market performance. S&P’s and its third party licensor’s only relationship to Midland National is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to Midland National or the Contract. S&P and its third party licensors have no obligation to take the needs of Midland National or the owners of the Contract into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Contract or the timing of the issuance or sale of the Contract or in the determination or calculation of the equation by which the Contract is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Contract.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The name “S&P 500 Index” is a trademark of Standard & Poor’s and has been licensed for use by Midland National.

The Statement of Additional Information (SAI) can provide you with more detailed information about the Contract, Midland National Life Insurance Company and the Midland National Life Separate Account C, including more information about commissions and distribution expenses. For more information about the Contract and/or a free copy of the SAI or prospectus, contact your registered representative or our Customer Service Center at:

P.O. Box 10385

Des Moines, IA 50306-0385 (Regular Mail)

8300 Mills Civic Parkway

West Des Moines, IA 50266-3833 (Overnight Mail)

Phone: (866) 747-3421

Facsimile: (866) 511-7038

Information about Midland National Life Insurance Company can be reviewed and copied at the SEC’s Public Reference Room in Washington, DC. Information on the operation of the public reference room may be obtained by calling the SEC at 202-551-8090. Reports and other information about Midland National Life Insurance Company are also available on the SEC’s Internet site at http://www.sec.gov. Copies of this information may be obtained, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC, 100 F Street, N.E., Washington, DC 20549-0102.

EDGAR Identifier Nos.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following is a list of the estimated expenses to be incurred in connection with the securities being offered.

Registration Fees	$	[To be determined]
Estimated Printing Fees	$	______
Estimated Legal Fees	$	______
Estimated Accounting Fees	$	______

Item 14. Indemnification of Directors and Officers

The by-laws of Midland National provide, in Article VII, as follows:

a)

“The corporation shall, to the fullest extent permitted by the Iowa Business Corporation Act, as the same may be amended, indemnify every person who is, or was a director, officer or employee of the corporation, or any other corporation which he serves as such at the request of the corporation, from and against any and all liability and reasonable expenses that may be incurred in connection with or resulting from any claim, action, suit or other proceeding in which he may be involved as a party or otherwise, by reason of his being a director, officer or employee, whether or not he continues to be such as the time such liability or expense shall have been incurred.

b)

The right of indemnification in this Section shall be in addition to any other right to which such director, officer or employee may otherwise be entitled by contract, vote of either stockholders or disinterested directors or as a matter of law; and in the event of such person’s death, such rights shall extend to his heirs and legal representatives. The provisions of this Section as severable, and if any provision be held invalid, all other provisions are fully in effect and the invalid provision shall only be curtailed to the extent necessary to make it enforceable to the fullest extent allowed by law.

c)	Expenses including attorney’s fees may be advanced to such director, officer or employee as may be determined by the Board of Directors.

d)	The Board of Directors, by majority vote, may elect to indemnify other agents of the corporation on a case-by-case basis.”

Item 15. Recent Sales of Unregistered Securities

Not applicable

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits No.

(1)(a)	Form of Distribution Agreement by and among Sammons Financial Network, LLC and Midland National Life Insurance Company [2]

(2)	Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession—Not Applicable

(3)(a)	Articles of Incorporation of Midland National Life Insurance Company[1]

(b)	By-Laws of Midland National Life Insurance Company[1]

(4)(a)	Form of Contingent Deferred Annuity Contract[4]

(b)	Form of Application for Contingent Deferred Annuity Contract[4]

(5)	Opinion re Legality[3]

(8)	Opinion re Tax Matters—Not applicable

(9)	Voting Trust Agreement—Not applicable

(10)	IHS Markit Master Agreement, effective as of August 12, 2019, between Markit North America Inc. and Sammons Financial Group, Inc.[4]

(15)	Letter re Unaudited Interim Financial Information—Not applicable

(16)	Letter re Change in Certifying Accountant—Not applicable

(21)	Subsidiaries of the Registrant[4]

(23)(a)	Consent of Eversheds Sutherland LLP[4]

(b)	Consent of Independent Registered Public Accounting Firm[4]

(24)(a)	Powers of Attorney[3]

1.	Incorporated herein by reference to Post-Effective Amendment No. 5 for Form N-4 on February 23, 1998 (File No. 33-64016).

2.	Incorporated herein by reference to Pre-Effective Amendment No. 1 for Form N-4 on December 15, 2011 (File No. 333-176870).

3.	Filed herewith.

4.	To be filed by amendment.

(b) Financial Statement Schedules are included in Part I of this Registration Statement.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter); (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Midland National Life Insurance Company, has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Des Moines, Iowa on this 6th day of April, 2021.

By: MIDLAND NATIONAL LIFE INSURANCE COMPANY (REGISTRANT)

By:	/s/ *
ESFANDYAR E. DINSHAW
Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures	Title
/s/ * ESFANDYAR E. DINSHAW	Chairman of the Board of Directors, Chief Executive Officer (Principal Executive Officer)

/s/ * STEVEN C. PALMITIER	Director, President & Chief Operating Officer

/s/ * DAVID C. ATTAWAY	Vice President & Chief Financial Officer (Principal Financial & Accounting Officer)

/s/ * DARRON K. ASH	Director

/s/ * WILLARD BUNN, III	Director

/s/ * JAMES RODERICK CLARK	Director

/s/ * THOMAS CORCORAN	Director

/s/ * WILLIAM D. HEINZ	Director

/s/ * HEATHER KREAGER	Director

/s/ * MICHAEL M. MASTERSON	Director

*By:	/s/ Brett L. Agnew	Date: April 6, 2021
Brett L. Agnew
Attorney-in-Fact
Pursuant to Power of Attorney

EXHIBIT INDEX

Item	Exhibit

16(5)	Opinion re Legality

16(24)(a)	Powers of Attorney